UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Aastrom Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2012

Dear Shareholder:

Please join us for our Annual Meeting of Shareholders on Thursday, May 3, 2012 at 8:00 a.m., local time, at Aastrom Biosciences, Inc.’s headquarters located at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105. You are cordially invited to attend.

At this Annual Meeting, the agenda includes (1) the election of six (6) directors, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, (3) the approval of an amendment to our 2009 Omnibus Equity Incentive Plan, (4) the approval to issue shares of Aastrom’s Series B-2 Voting Preferred Stock and common stock issued upon conversion thereof and upon conversion of the Series B-1 Non-Voting Preferred Stock, and certain shares of capital stock issued thereafter to Eastern Capital Limited, pursuant to the Marketplace Rules of the NASDAQ Stock Market, (5) the approval on an advisory basis of the compensation of our named executive officers, and (6) the approval on an advisory basis of the proposal to hold future advisory votes on the compensation of our named executive officers on an annual basis. The Board of Directors unanimously recommends that you vote FOR the election of each director nominee, FOR the ratification of the appointment of PricewaterhouseCoopers LLP, FOR the amendment to the 2009 Omnibus Equity Incentive Plan, FOR the approval to issue shares of Series B-2 Voting Preferred Stock and common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock, and certain shares of capital stock issued thereafter to Eastern Capital Limited, pursuant to the Marketplace Rules of the NASDAQ Stock Market, FOR the approval, on an advisory basis, of the compensation of our named executive officers, and the approval, on an advisory basis, of the proposal to hold future advisory votes EVERY THREE YEARS on the compensation of our named executive officers.

All shareholders are cordially invited to attend the Annual Meeting in person.

You may vote by signing, voting and returning the enclosed proxy card in the envelope provided. We are also providing proxy material access to our shareholders via the Internet. Accordingly, you can access proxy materials and vote at www.proxyvote.com. You may vote via the Internet or by telephone by following the instructions on your proxy card and on that website. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Please review the instructions for each voting option described in the proxy card and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

A copy of Aastrom’s 2012 Annual Report and Proxy Statement are also available at www.investors.aastrom.com/annuals.cfm. The Board of Directors and management team look forward to seeing you at the Annual Meeting.

Sincerely,

TIM M. MAYLEBEN
President and Chief Executive Officer

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, MI 48105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 3, 2012

TIME	8:00 a.m., local time, on Thursday, May 3, 2012

PLACE	Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105

ITEMS OF BUSINESS	1. To elect six directors to each serve a term of one year expiring at the 2013 Annual Meeting of Shareholders.

2. To ratify the appointment of PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm. 3. To approve an amendment to the Aastrom 2009 Omnibus Incentive Plan.

4. To approve the issuance of shares of Aastrom’s Series B-2 Voting Preferred Stock and common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock, and certain shares of capital stock issued thereafter, to Eastern Capital Limited, pursuant to the Marketplace Rules of the NASDAQ Stock Market.

5. To hold an advisory vote approving the compensation of our named executive officers.

6. To hold an advisory vote approving the frequency of holding future advisory votes on the compensation of our named executive officers.

7. To consider such other business as may properly come before the Annual Meeting of Shareholders and any adjournment thereof.

RECORD DATE	You may vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 13, 2012.

VOTING BY PROXY

If you cannot attend the Annual Meeting of Shareholders, you may vote your shares by signing, voting and returning your proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE YOU RECEIVED IN THE MAIL.

By order of the Board of Directors,

BRIAN D. GIBSON
Corporate Secretary
Ann Arbor, Michigan
April 16, 2012

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, Michigan 48105

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Aastrom Biosciences, Inc., a Michigan corporation, for use at the Annual Meeting of Shareholders to be held on Thursday, May 3, 2012 at 8:00 a.m., local time, at our headquarters located at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105, or at any adjournments or postponements thereof (the “Annual Meeting”). An Annual Report to Shareholders, containing financial statements for the year ended December 31, 2011, and this Proxy Statement are being made available to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first made available to shareholders on or about April 16, 2012. Unless the context requires otherwise, references to “we,” “us,” “our,” and “Aastrom” refer to Aastrom Biosciences, Inc.

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING

What am I voting on?

There are six proposals scheduled to be voted on at the Annual Meeting of Shareholders:

1. Election of directors;

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm for the 2012 fiscal year;

3. Approval to amend Aastrom’s 2009 Omnibus Incentive Plan (the “Incentive Plan”);

4. Approval to issue shares of Series B-2 Voting Preferred Stock, common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock, and certain shares of capital stock issued thereafter, to Eastern Capital Limited, pursuant to the Marketplace Rules of the NASDAQ Stock Market;

5. Approval on an advisory basis of the compensation of our named executive officers; and

6. Approval on an advisory basis of the frequency of holding future advisory votes on the compensation of our named executive officers.

Who is entitled to vote?

Shareholders as of the close of business on March 13, 2012 (the “Record Date”) may vote at the Annual Meeting of Shareholders. You have one vote for each share of common stock you held on the Record Date, including shares:

•                  Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); and

•                  Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting of Shareholders. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. “Broker non-votes” (described below) are also counted as present and entitled to vote for purposes of determining a quorum.  As of March 13, 2012, 38,755,642 shares of Aastrom common stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

The following explains how many votes are required to approve each proposal, provided that a majority of our shares is present at the Annual Meeting of Shareholders (in person or by proxy).

•                  The six candidates for election who receive a plurality vote in the affirmative will be elected;

•                  Ratifying PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm for fiscal year ending December 31, 2012 requires the affirmative vote of a majority of the votes cast on the proposal;

•                  Approval of the proposal to amend the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal;

•                  Approval to issue shares of Aastrom’s Series B-2 Voting Preferred Stock, common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock, and certain shares of capital stock issued thereafter, to Eastern Capital Limited, pursuant to the Marketplace Rules of the NASDAQ Stock Market, requires the affirmative vote of a majority of the votes cast on the proposal;

•                  Approval of the non-binding, advisory resolution regarding the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast on the proposal; and

•                  Approval of the non-binding, advisory resolution regarding the frequency of the non-binding, advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast on the proposal.

How are votes counted and who are the proxies?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and “broker non-votes” will not be counted toward such nominee’s achievement of plurality.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of PricewaterhouseCoopers LLP. If you abstain from voting on the proposal to ratify PricewaterhouseCoopers LLP, it will have no effect on the voting of the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, “broker non-votes” will have no effect on the ratification.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to amend the Incentive Plan. If you abstain from voting on the proposal to amend the Incentive Plan it will have no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” the proposal to amend to the Incentive Plan.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the issuance of Aastrom’s Series B-2 Voting Preferred Stock, common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock, and certain shares of capital stock issued thereafter, to Eastern Capital Limited pursuant to the Marketplace Rules of the NASDAQ Stock Market. If you abstain from voting on the proposal to issue the Series B-2 Voting Preferred Stock and common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock to Eastern Capital Limited, it will have no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” the proposal to issue shares of Aastrom’s Series B-2 Voting Preferred Stock and common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock, to Eastern Capital Limited.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the non-binding, advisory resolution approving the compensation of our named executive officers. If you abstain from voting on the non-binding, advisory resolution approving the compensation of our named executive officers, it will have no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” the resolution approving the compensation of our named executive officers.

You may vote to approve, on a non-binding, advisory basis, “EVERY YEAR”, “EVERY TWO YEARS”, “EVERY THREE YEARS” or “ABSTAIN” for the frequency of the non-binding, advisory vote on the compensation of our named executive officers.  By selecting one of these alternatives, shareholders are voting to approve their chosen alternative and are not voting to approve or disapprove of the recommendation of our Board of Directors. If you abstain from voting on the proposal, it will have no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “EVERY THREE YEARS” for the frequency of the resolution approving the compensation of our named executive officers.

The persons named as attorneys-in-fact in the proxies, Tim M. Mayleben and Brian D. Gibson, were selected by the Board of Directors and are officers of Aastrom. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting of Shareholders, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter. Pursuant to applicable rules, brokers will have discretionary authority to vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

How does the Board of Directors recommend that I vote?

Aastrom’s Board of Directors recommends that you vote your shares:

• “FOR” each of the nominees to the Board of Directors;

• “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm for fiscal year ending December 31, 2012;

• “FOR” the proposal to amend the Incentive Plan;

• “FOR” the approve the issuance of Aastrom’s Series B-2 Voting Preferred Stock and common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock pursuant to the Marketplace Rules of the NASDAQ Stock Market;

• “FOR” the non-binding, advisory basis resolution approving the compensation of our named executive officers; and

• “EVERY THREE YEARS” for the frequency of the resolution approving the compensation of our named executive officers.

How do I vote my shares without attending the meeting?

If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•                  By Mail — You may vote by signing, voting and returning your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

•                  By Internet or Telephone — You may vote by Internet or telephone by following the instructions on your proxy card and on www.proxyvote.com or as directed by your broker or other nominee. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your proxy card.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time, on May 2, 2012.

How do I vote my shares in person at the meeting?

If you are a shareholder of record (also referred to as “registered shareholder”) and prefer to vote your shares in person at the meeting, bring proof of identification and request a ballot to vote at the meeting. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, vote according to the instructions for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by mail, Internet or telephone, you may change your vote and revoke your proxy by:

• Sending a written statement to that effect to the Corporate Secretary of Aastrom;

• Voting by Internet or telephone at a later time;

• Submitting a properly signed proxy card with a later date; or

• Voting in person at the Annual Meeting of Shareholders.

What are the costs associated with the solicitation of proxies?

The cost of soliciting proxies will be borne by Aastrom. Aastrom has retained Broadridge Financial Solutions (“Broadridge”) and MacKenzie Partners, Inc. to solicit registered shareholders and to request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Aastrom registered in the names of such persons, at a cost of approximately $80,000, which includes mailing costs and reimbursement of reasonable out-of-pocket expenses. Aastrom may supplement the original solicitation of proxies by mail, telephone, electronic mail or personal solicitation by our officers, directors, and other regular employees, without additional compensation. Voting results will be tabulated and certified by Broadridge. Aastrom may solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Aastrom registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Aastrom may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that the Board of Directors will consist of not less than five nor more than nine members, as fixed from time to time by a resolution of the Board of Directors and that all directors will be elected annually. The Board of Directors currently consists of six directors. The persons named below as nominees for director will, if elected, each serve a term of one year expiring at the 2013 Annual Meeting of Shareholders and until their successors are elected and qualified.

The table below sets forth Aastrom’s directors and nominees and their respective ages as of March 31, 2012.

			Director
Name	Position	Age	Since

Ronald M. Cresswell*	Director	77	2010
Tim M. Mayleben*	President, Chief Executive Officer and Director	51	2005
Alan L. Rubino*	Director	57	2005
Nelson M. Sims*	Lead Director	64	2006
Harold C. Urschel, Jr.*	Director	82	2009
Robert L. Zerbe*	Director	61	2006

*                 Director nominee.

Director Nominees for Election at the 2012 Annual Meeting of Shareholders

The biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of Aastrom.

Ronald M. Cresswell, a Director since October 2010, retired in 1999 from Warner-Lambert Company, a developer and manufacturer of health care and consumer products, where he had been Senior Vice President and Chief Scientific Officer since October 1998. He was formerly Vice President and Chairman, Parke-Davis Pharmaceutical Research, a Warner-Lambert Company, since 1989. Prior thereto, he served as Chief Operating Officer of Laporte Industries, an internationally oriented chemical company, since 1987. Dr. Cresswell served 25 years at Burroughs Wellcome, a London-based international pharmaceutical firm, where he held a broad range of research and development positions, culminating in being the main board member for global research and development. He earned B.Sc. and Ph.D. degrees in applied chemistry at the University of Glasgow. He completed post-doctoral work in the field of nucleoprotein chemistry at Sloan Kettering Hospital in New York and is a graduate of the Harvard Advanced Management Program. Dr. Cresswell is actively involved with the University of Michigan as a member of the Pharmacy Advancement Steering Committee for the College of Pharmacy. Dr. Cresswell has also served on the Board of Directors of Albachem Ltd., Allergan, Inc., CuraGen Corporation, Esperion Therapeutics, Inc. and Vasogen Inc. The Board of Directors believes Dr. Cresswell’s qualifications to sit on our Board of Directors include his significant contributions at global pharmaceutical companies.

Tim M. Mayleben, a Director since June 2005, has served as Aastrom’s President and Chief Executive Officer (the “CEO”) since December 2009. Mr. Mayleben served as an advisor to life science and healthcare companies through his advisory and investment firm, ElMa Advisors since 2004. Previously, he served as the President and Chief Operating Officer and a Director of NightHawk Radiology Holdings, Inc. from March 2005 to March 2008. Mr. Mayleben was formerly the Chief Operating Officer of Esperion Therapeutics, which later became a division of Pfizer Global Research & Development. He joined Esperion in late 1998 as Chief Financial Officer. While at Esperion, Mr. Mayleben led the raising of more than $200 million in venture capital and institutional equity funding and later negotiated the acquisition of Esperion by Pfizer in December 2003. Mr. Mayleben holds a Masters of Business Administration, with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Business Administration degree from the University of Michigan Ross School of Business. He is on the Advisory Board for the Wolverine Venture Fund and serves as a director for several private life science companies. The Board of Directors believes Mr. Mayleben’s qualifications to sit on our Board of Directors include his years of experience in the life sciences industry, including over a decade of experience as an executive officer, and his deep understanding of our historical and current business strategies, objectives and product candidates.

Alan L. Rubino, a Director since September 2005, has served as Chief Executive Officer and President of New American Therapeutics, Inc., a specialty pharmaceutical company, since October 2010. Previously, Mr. Rubino served as the Chief Executive Officer and President of Akrimax Pharmaceuticals, LLC, an integrated specialty pharmaceutical company, since February 2008. Prior to this he served as President and Chief Operating Officer of Pharmos Corporation, a biopharmaceutical company, from November 2005 to December 2007. Mr. Rubino has continued to expand upon a highly successful and distinguished career that included Hoffmann-LaRoche, Inc., a research-focused healthcare company, from 1977 to 2001, where he was a member of the U.S. Executive and Operating Committees and a Securities and Exchange Commission, or SEC, corporate officer. During his Roche tenure, he held a series of key executive positions in marketing, sales, business operations, supply chain and human resource management. In addition, he was assigned to various executive committee roles in the areas of marketing, project management, and globalization of Roche Holdings. Mr. Rubino also held senior executive positions at PDI, Inc., a sales and marketing support company, and Cardinal Health, a company focused on improving the cost-effectiveness of health care, from 2001 to 2005. He received Bachelor of Arts degree in economics from Rutgers University with a minor in biology/chemistry and also completed post-graduate educational programs at the University of Lausanne and Harvard Business School. Additionally, he serves on the Board of Rutgers University School of Business and the Lerner Center for Pharmaceutical Studies. The Board of Directors believes Mr. Rubino’s qualifications to sit on our Board of Directors include his leadership roles in the life sciences industry in a wide range of positions, including positions focused on sales and marketing and SEC matters.

Nelson M. Sims, Lead Director since December 2009, has been a Director since February 2006 and was Chairman of the Board from 2007 through 2009. He most recently served as the President and Chief Executive Officer (from 2003 through 2005) of Novavax, Inc., an international health and life science company. From 1973 through 2001, Mr. Sims served in various executive positions in sales, marketing, business development, and general management of Eli Lilly and Company, a pharmaceutical company, including Executive Director of Alliance Management, Vice President, Sales and Marketing of Hybritech, Inc. (which was acquired by Eli Lilly) and President of Eli Lilly Canada. Mr. Sims received a Bachelor of Science degree in Pharmacy from Southwestern Oklahoma State University, and completed the Tuck Executive Program at the Amos Tuck School of Business at Dartmouth College. In addition to serving as a board member of companies where he also led the executive management team, Mr. Sims has other significant board experience serving both public and private companies, including MDS, Inc., ATS Automation Tooling Systems, Inc. and Novavax, Inc. The Board of Directors believes Mr. Sims’s qualifications to sit on our Board of Directors include his significant contributions at global life sciences companies.

Harold C. Urschel, Jr., M.D., a Director since October 2009, has served as the Chair of Cardiovascular & Thoracic Surgical Research, Education & Clinical Excellence at Baylor University Medical Center since 2002. He has taught extensively since 1985 as Professor of Cardiovascular and Thoracic Surgery at the University of Texas Southwestern Medical School. Dr. Urschel has been a Visiting Professor at a number of medical centers in the U.S. and abroad, and is an honorary member of the Thoracic Surgery faculty of the University of Toronto and the Harvard Medical School. He has been President of five major medical and surgical societies: the Society of Thoracic Surgeons, American College of Chest Physicians, International Academy of Chest Physicians, Southern Thoracic Surgical Association and Texas Surgical Society. He received a Bachelor of Arts degree from Princeton University (cum laude) and an M.D. from Harvard Medical School (cum laude). Dr. Urschel trained in cardiac surgery at Massachusetts General Hospital, and has served as Chief of Experimental Surgery for the U.S. Navy, Consultant to the Atomic Energy Commission, NASA, and the Surgeon General of the U.S. Air Force. He served on the Board of Directors of Electronic Data Systems from its inception until 1986, when it was acquired by General Motors. As Chairman of the Residency Review Committee for Cardio-Thoracic Surgery he established standards for training heart surgeons in the United States and on the American Board of Cardiovascular and Thoracic Surgery, which examines trainees before they enter practice. As a Founding Member of the U.S. Heart Surgeons he has been recognized as one of the 100 best cardiac surgeons in the U.S. Honorary Degrees have been awarded to Dr. Urschel as a Doctor of Law (Pikeville College) and a Doctor of Science (Ohio State University). The Board of Directors believes Dr. Urschel’s qualifications to sit on our Board of Directors include his significant contributions to the medical field and academia.

Robert L. Zerbe, M.D., a Director since January 2006, is the Chief Executive Officer of QUATRx Pharmaceuticals Company, a venture-backed drug development company which he co-founded in 2000. Prior to his role at QUATRx, Dr. Zerbe held several senior executive management positions with major pharmaceutical companies including Eli Lilly (from 1982 to 1993) and Pfizer (formerly Parke-Davis) (from 1993 to 2000). During his tenure at Eli Lilly, Dr. Zerbe’s clinical research and development positions included Managing Director, Lilly Research Center U.K., and Vice President of Clinical Investigation and Regulatory Affairs. He joined Parke Davis in 1993, becoming Senior Vice President of Worldwide Clinical Research and Development. In this capacity he led the clinical development programs for a number of key products, including Lipitor ® and Neurontin ®. Dr. Zerbe received his M.D. from the Indiana University School of Medicine, and has completed post-doctoral work in internal medicine, endocrinology and neuroendocrinology at Indiana University and the National Institutes of Health. Dr. Zerbe currently serves on the boards of directors of two public companies, A.P. Pharma, Inc. (since 2002), a specialty pharmaceutical company, and Optimer Pharmaceuticals, Inc. (since 2009), a biopharmaceutical company. He also serves on the board of directors of, Metabolex, Inc. a privately held company that discovers and develops novel therapeutics to treat diabetes. The Board of Directors believes Dr. Zerbe’s qualifications to sit on our Board of Directors include his management positions at major pharmaceutical companies, including the experience he gleaned in his clinic development roles.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a plurality of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of each of the nominees. It is the intention of the persons named as proxies to vote such proxy FOR the election of all nominees, unless otherwise directed by the shareholder. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.

Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and “broker non-votes” will not be counted toward such nominee’s achievement of plurality.

The Board of Directors recommends that shareholders vote FOR the election of each nominee named in the above table.

Board Meetings and Committees

During the fiscal year ended December 31, 2011, the Board of Directors held 8 meetings and acted by written consent once. Each director serving on the Board of Directors in such fiscal year attended at least 75% of such meetings of the Board of Directors and the Committees on which he served.

Audit Committee

Under the terms of its current Charter, the Audit Committee’s responsibilities include reviewing with Aastrom’s independent accountants and management the annual financial statements and independent accountants’ opinion, reviewing the scope and results of the examination of Aastrom’s financial statements by the independent accountants, reviewing all professional services performed and related fees by the independent accountants, approving the retention of the independent accountants and periodically reviewing Aastrom’s accounting policies and internal accounting and financial controls. The Audit Committee may delegate duties or responsibilities to subcommittees or to one member of the Audit Committee. Mr. Sims (Chair), Mr. Rubino and Dr. Cresswell were members of the Audit Committee during the fiscal year ended December 31, 2011. During the fiscal year ended December 31, 2011, the Audit Committee held 8 meetings. All members of our Audit Committee are independent (as independence is defined in Rule 5605(a)(2) and as required under Rule 5605(c)(2) of the NASDAQ listing standards). Since September 2009, Mr. Sims has been designated as an audit committee financial expert as defined in the rules of the SEC. The Audit Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page at our website, www.aastrom.com, and by following the Corporate Governance link. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

Under the terms of its current Charter, the Compensation Committee’s responsibilities include determining and approving salary and bonus levels and stock option or restricted stock grants with respect to executive officers, and determining and approving stock option or restricted stock grants with respect to all employees. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer compensation for consistency with the Compensation Committee’s compensation philosophy and strategy. The Compensation Committee may delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee. Mr. Rubino (Chair), Dr. Zerbe and Mr. Urschel were members of the Compensation Committee during the fiscal year ended December 31, 2011. During the fiscal year ended December 31, 2011, the Compensation Committee held 6 meetings. All members of our Compensation Committee are independent (as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page at our website, www.aastrom.com, and by following the Corporate Governance link.

Governance and Nominating Committee

Under the terms of its current Charter, the Governance and Nominating Committee (the “Governance Committee”) responsibilities include assisting Aastrom’s Board of Directors in fulfilling its responsibilities by reviewing and reporting to the Board of Directors on (i) corporate governance compliance mechanisms, (ii) corporate governance roles amongst management and directors, and (iii) Board of Directors process enhancement. The Governance Committee may delegate duties or responsibilities to subcommittees or to one member of the Governance Committee. The Governance Committee also considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. Consistent with this function, the Governance Committee encourages continuous improvement of, and fosters adherence to, our corporate governance policies, procedures and practices at all levels. Dr. Zerbe (Chair) and Messrs. Sims and Urschel were members of the Governance Committee during the fiscal year ended December 31, 2011.  During the fiscal year ended December 31, 2011, the Governance Committee held 5 meetings. All the members of the Governance Committee are independent (as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Governance Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page at our website, www.aastrom.com, and by following the Corporate Governance link.

Director Nominations

The Governance Committee evaluates and recommends to the Board of Directors the nominees for each election of directors. In fulfilling its responsibilities, the Governance Committee considers the following factors, among others:

• the appropriate size of our Board of Directors and its committees;

• the needs of Aastrom with respect to the particular talents and experience of its directors;

• the nominee’s interest in becoming an effective, collaborative Board of Directors member, and the nominee’s ability to work in a collegial style with other Board of Directors members;

• the knowledge, skills and experience of nominees, including experience in the life sciences industry, medical products, medical research, medicine, business, finance, administration or public service;

• experience with accounting rules and practices;

• experience with regulatory and SEC requirements applicable to public companies;

• experience with regulatory requirements applicable to our industry;

• appreciation of the relationship of our business to the changing needs of society; and

• balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

The Governance Committee’s goal is to assemble a Board of Directors that brings to Aastrom a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Governance Committee also considers candidates with appropriate non-business backgrounds.

Neither the Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees. However, both may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. In general, the Governance Committee seeks director nominees with the talents and backgrounds that provide the Board of Directors with an appropriate mix of knowledge, skills and experience for the needs of Aastrom’s business. The Governance Committee and the Board of Directors discuss the composition of directors on the Board of Directors, including diversity of background and experience, as part of the annual Board of Directors evaluation process.

Other than the criteria listed above, there are no stated minimum criteria for director nominees. The Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the Board of Directors must meet the definition of “independent director” under the NASDAQ listing standards or the listing standards of any other applicable self regulatory organization. The Governance Committee also believes it appropriate for at least one member of Aastrom’s management to participate as a member of the Board of Directors.

The Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of shareholders does not wish to continue in service, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board of Directors will be polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. If the Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.

The Governance Committee will evaluate any recommendation for director nominee proposed by a shareholder who (i) has continuously held at least 1% of the outstanding shares of our common stock entitled to vote at the annual meeting of shareholders for at least one year by the date the shareholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with Aastrom’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying shareholder must be received by Aastrom no later than 120 days prior to the anniversary of the date proxy statements were made available to shareholders in connection with the prior year’s Annual Meeting of Shareholders. Any shareholder recommendation for director nominee must be submitted to the Corporate Secretary, in writing at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan 48105 and must contain the following information:

•                     a statement by the shareholder that he/she is the holder of at least 1% of our common stock and that the stock has been held for at least a year prior to the date of the submission and that the shareholder will continue to hold the shares through the date of the Annual Meeting of Shareholders;

•                     the candidate’s name, age, contact information and current principal occupation or employment;

•                     a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including the candidate’s principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed; and

•                     the candidate’s resume.

The Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying shareholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

Board of Directors Leadership Structure

The Board of Directors’ general policy is that the position of Chairman of the Board of Directors may be held by the CEO, but that if those positions are held by the same individual or if the Chairman is otherwise not independent, the Board of Directors shall appoint an independent Lead Director. The CEO shall preside at all meetings of the shareholders and, unless a Chairman has been elected, at all meetings of the Board of Directors at which he is present. If a Chairman has been elected, he shall preside at all Board of Directors meetings at which he is present and, if independent, at all executive sessions of the independent directors, and shall perform such other powers and duties as may be assigned to him by the Board of Directors. If the Chairman is not independent and a Lead Director is appointed, he shall preside at executive sessions of the independent directors and will bear such further responsibilities as the full Board of Directors may designate from time to time. Currently, the position of Chairman of the Board of Directors is vacant and the Board of Directors has designated a Lead Director who is an independent director.

The independent members of the Board of Directors have periodically reviewed this leadership structure and believe it is appropriate for Aastrom at the current time as it provides an appropriate balance between the two roles of CEO and Lead Director. The CEO is responsible for setting the strategic direction for Aastrom and the day-to-day leadership and performance of Aastrom, while the Lead Director provides guidance to the CEO and sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. The CEO and Lead Director provide leadership to the Board of Directors and work with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities. The Lead Director presides over executive sessions and ensures that no conflict of interest arise between management and the functions of the Board of Directors and facilitates communication among the directors. The Lead

Director and the CEO work together to provide an appropriate information flow to the Board of Directors and the Lead Director works with other Board of Directors members to provide strong, independent oversight of Aastrom’s management and affairs. Thus, the Board of Directors believes that the current structure balances the needs for the CEO to run Aastrom on a day-to-day basis with the benefit provided to Aastrom by significant involvement and leadership of an independent Lead Director.

Shareholder Communications with Directors

The Board of Directors has adopted a Shareholder Communications with Directors Policy. The Shareholder Communications with Directors Policy is available on the Investor Relations page at our website, www.aastrom.com, and by following the Corporate Governance link.

Director Attendance at Annual Meetings

The Board of Directors has adopted a Director Attendance at Annual Meetings Policy. This policy is available on the Investor Relations page at our website, www.aastrom.com, and by following the Corporate Governance link. All of the directors then in office attended the Annual Meeting of Shareholders held in June 2011.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors as well as a separate Code of Ethics for Senior Financial Officers. These Codes of Ethics are available on the Investor Relations page at our website, www.aastrom.com, and by following the Corporate Governance link. We will also make information related to any amendments to, or waivers from these Codes of Ethics available on the website.

Board of Directors Member Independence

The Board of Directors has determined that all of the Board of Directors members, except for Mr. Mayleben, are independent within the meaning of the director independence standards of NASDAQ and the SEC. Mr. Mayleben is not considered independent because of his current employment by Aastrom.

Risk Oversight

Assessing and managing risk is the responsibility of Aastrom’s management. The Board of Directors oversees and reviews certain aspects of our risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. Among other areas, the Board of Directors is directly involved in overseeing risks related to Aastrom’s overall strategy, including clinical and product development strategies, financing strategies, business continuity, crisis preparedness and corporate reputational risks.

The committees of the Board of Directors execute their oversight responsibility for risk management as follows:

•     The Audit Committee has responsibility for overseeing Aastrom’s internal financial and accounting controls, work performed by Aastrom’s independent registered public accounting firm and internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and our independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, Aastrom, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to Aastrom’s senior management and the Audit Committee. The Audit Committee also reviews transactions between Aastrom and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

•     The Compensation Committee is responsible for overseeing risks related to Aastrom’s cash and equity-based compensation programs and practices and ensuring that executive and employee compensation plans are appropriately structured so as not to incent excessive risk taking and are not reasonably likely to have a material adverse effect on Aastrom.

•     The Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance and works to ensure that our corporate governance does not encourage or promote excessive risk taking on the part of the Board of Directors or by employees of Aastrom.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has selected PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm to audit the consolidated financial statements of Aastrom for the fiscal year ending December 31, 2012. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1997.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent accountant at any time during the year if they determine that such a change would be in the best interests of Aastrom and its shareholders.

As part of its duties, the Audit Committee considered the provision of services, other than audit services, during the fiscal year ended December 31, 2011 by PricewaterhouseCoopers LLP, our independent registered public accounting firm for that period, to ensure they maintain their independence. The following table sets forth the aggregate fees accrued to Aastrom for the fiscal year ended June 30, 2010, the six-month period ended December 31, 2010, and the fiscal year ended December 31, 2011 by PricewaterhouseCoopers LLP:

	Fiscal Year		Six-Month Period		Fiscal Year
	Ended		Ended		Ended
	June 30,		December 31,		December 31,
	2010		2010		2011

Audit Fees	$320,900	(1)	$220,000	(1)	$379,350	(1)
Audit Related Fees	—		—		—
Tax Fees	—		—		—
All Other Fees	25,000	(2)	1,800		1,800

Total	$345,900		$221,800		$381,150

(1)          The Audit Fees for the year ended June 30, 2010, the six-month period ended December 31, 2010 and the year ended December 31, 2011 were for professional services rendered for the audits and reviews of the consolidated financial statements of Aastrom, professional services rendered for issuance of consents, comfort letters and assistance with review of documents filed with the SEC.

(2)          The All Other Fees for the year ended June 30, 2010 were for professional services rendered in connection with the application for the Qualifying Therapeutic Discovery Project.

The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by PricewaterhouseCoopers LLP for the fiscal year ended June 30, 2010, the six-month period ended December 31, 2010 and the fiscal year ended December 31, 2011 were pre-approved by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP attended all of the meetings of the Audit Committee during each of the fiscal year ended June 30, 2010, the six-month period ended December 31, 2010 and the fiscal year ended December 31, 2011. We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal on the ratification of this appointment, at the Annual Meeting of Shareholders at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or by proxy, is required for ratification of this proposal. If you abstain from voting on this Proposal, it has no effect on the voting of the proposal. If you submit your proxy without indicating your voting instructions, your shares will be voted “FOR” this proposal.  Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, “broker non-votes” will have no effect on the ratification.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.

PROPOSAL 3

APPROVING THE AMENDMENT TO THE AASTROM

2009 OMNIBUS INCENTIVE PLAN

Overview

At the Annual Meeting of Shareholders held on March 21, 2011, the shareholders of Aastrom adopted an amendment to the Aastrom 2009 Omnibus Incentive Plan (the “Incentive Plan”) pursuant to which 7,150,000 shares of common stock were reserved for issuance under the Incentive Plan, of which only 408,527 shares remained available for future grant as of December 31, 2011. On April 5, 2012, the Board of Directors, upon the recommendation of the Compensation Committee of our Board of Directors, approved, subject to the shareholder approval, an amendment to the Incentive Plan to increase the number of shares of common stock authorized for issuance under the Incentive Plan by 5,000,000 and to increase certain limits on grants to participants provided for in the Incentive Plan (the “Incentive Plan Amendment”). The Board of Directors has directed that the proposal to approve the Incentive Plan Amendment be submitted to our shareholders for their approval at the Annual Meeting.

The reason for the increase in the number of shares reserved for issuance is to ensure that sufficient shares of our common stock are available for grants under the Incentive Plan to attract, retain and motivate top quality management, employees, officers and non-employee directors. Based on the closing price of our common stock on April 5, 2012, the fair market value of the 5,000,000 additional shares to be added to the Incentive Plan is $10,150,000.

The Board of Directors has also approved an increase in certain limits on grants to participants, as set forth below, to ensure that sufficient shares of our common stock can be issued pursuant to grants under the Incentive Plan to attract, retain and motivate top quality management, employees, officers and non-employee directors.

The Board of Directors believes that the Incentive Plan is an integral part of our compensation philosophy and programs. Our ability to attract, retain and motivate top quality management, employees, officers and non-employee directors is material to our success, and the Board of Directors has concluded that our expanded ability to achieve these objectives has been enhanced by the ability to make grants under the Incentive Plan. In addition, the Board of Directors believes that the interests of Aastrom and its shareholders will be advanced by continuing to offer our employees, officers and non-employee directors the opportunity to acquire or increase their proprietary interests in Aastrom.

The following is a summary of certain significant features of the Incentive Plan. This summary is subject to the specific provisions contained in the full text of the Incentive Plan set forth as Appendix II to our proxy statement dated October 27, 2009, the Incentive Plan Amendment set forth as Appendix II to our proxy statement dated February 15, 2011 and the Incentive Plan Amendment set forth in Appendix I hereto.

Material Features of the Incentive Plan

Purpose.  The purpose of the Incentive Plan is to assist us in attracting and retaining individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives that will inure to the benefit of all of our shareholders through the additional incentives inherent in the awards under the Incentive Plan.

Shares Available for Grant.  Subject to adjustment in certain circumstances as described below, there are 7,150,000 of our common stock reserved for issuance under the Incentive Plan of which 408,527 remained available for future grant as of December 31, 2011. If approved, the Incentive Plan Amendment would add an additional 5,000,000 shares to the Plan, subject to adjustment for changes in capitalization, including mergers, stock splits and spin-offs. Stock options and stock appreciation rights granted under the Incentive Plan reduce the available number of shares by 1 share for every share granted. Awards other than stock options and stock appreciation rights granted under the Incentive Plan reduce the available number of shares by 1.25 shares for every share granted. In addition, shares subject to an award under the Incentive Plan are forfeited, expire or are settled for cash will increase the number of shares available under the Incentive Plan by 1 share for each share subject to a stock option or stock appreciation right and by 1.25 shares for each share subject to awards other than stock options or stock appreciation rights. The following shares will not again become available for grants under the Incentive Plan: (i) shares tendered or withheld in payment of the purchase price of an option, or to satisfy any tax withholding obligation with respect to an award, (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof and (iii) shares reacquired on the open market or otherwise using cash proceeds from the exercise of options. Shares issued under awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we or any subsidiary combines, will not reduce the shares authorized for issuance under the Incentive Plan. Shares issued under the Incentive Plan may consist of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

Eligibility.  Options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted under the Incentive Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the Incentive Plan to any employee, non-employee member of the Board of Directors, consultant or advisor who provides us service, except for incentive stock options which may be granted only to our employees or employees of our subsidiaries. As of the Record Date, there are 71 individuals who are eligible to receive grants under the Incentive Plan.

The aggregate maximum number of shares of common stock that may be issued under the Incentive Plan pursuant to the exercise of incentive stock options is 7,150,000 shares, subject to adjustment for changes in our capitalization, including mergers, stock splits and spin-offs. If approved, the Incentive Plan Amendment would increase this to 12,150,000 shares, subject to adjustment for changes in capitalization, including mergers, stock splits and spin-offs.

Awards to be Granted to Certain Individuals and Groups.  The Compensation Committee, in its discretion, determines the individual or individuals to whom awards under the Incentive Plan may be granted, determines the type or types of awards to be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant (or the dollar value of certain performance awards). For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.

Limits on Grants to Participants.  The Incentive Plan provides that no participant may be granted in any 12-month period options or stock appreciation rights with respect to more than 312,500 shares of common stock. If approved, the Incentive Plan Amendment would increase this limit to 2,500,000 shares of common stock. The Incentive Plan further provides that no participant may be granted in any 12-month period restricted stock awards, performance awards and restricted stock unit awards that are denominated in shares and are intended to be “performance-based compensation” under Code Section 162(m) with respect to more than 250,000 shares of common stock. If approved, the Incentive Plan Amendment would increase this limit to 2,000,000 shares of common stock. Notwithstanding the foregoing, in a participant’s initial year as an employee of Aastrom or an affiliate, (including a participant who was previously a non-employee director and then becomes an employee, but not including a participant who was an employee of Aastrom or affiliate and transfers to another such employer), may by granted an additional grant in such initial year not to exceed options or stock appreciation rights to with respect to more than 625,000 shares of common stock, and restricted stock awards, performance awards and restricted stock unit awards that are denominated in shares and are intended to be “performance-based compensation” under Code Section 162(m) with respect to more than 500,000 shares of common stock. Shares subject to a cancelled award continue to count against the applicable limit. If approved, the Incentive Plan Amendment would increase these limits to 5,000,000 shares of common stock and 4,000,000 shares of common stock, respectively. The maximum dollar value that may be granted to any participant for each 12 months in a performance period with respect to performance-based awards that are intended to be performance-based compensation under Code Section 162(m) and are denominated in cash is $2 million. The dollar value of a cancelled award will continue to count against the $2 million limit.

Administration.  The Incentive Plan will be administered by the Compensation Committee of the Board of Directors, which shall consist of at least two directors who must qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” under Section 162(m) of the Code and “independent directors” for purposes of the rules of the NASDAQ Stock Market to the extent required by such rules. The Compensation Committee has the authority to determine the participants who will receive awards under the Incentive Plan, to determine the type and terms of the awards, and to interpret and administer the Incentive Plan. The Compensation Committee may delegate the right to make grants and otherwise take action on the Compensation Committee’s behalf under the Incentive Plan to a committee of one or more directors and, to the extent permitted by law, to an executive officer or a committee of executive officers the right to grant awards to employees who are not our directors or executive officers. In determining the amount, type or recipient of awards, the Compensation Committee may consult with management. In addition, to the extent not prohibited by applicable law or regulatory authority, (i) any grant by the Compensation Committee may be subject to approval or ratification by the full Board of Directors and (ii) the full Board of Directors may take any action under the Incentive Plan that the Compensation Committee is authorized to take.

Terms and Conditions of Options.  Options granted under the Incentive Plan may be incentive stock options, nonstatutory stock options, or a combination thereof, and are subject to the following terms and conditions:

Exercise Price.  The exercise price of options granted under the Incentive Plan is determined by the Compensation Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted, except in the case of substitute awards granted in connection with an acquisition; provided, however, that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock, the option price per share will be no less than 110% of the fair market value of one share of our common stock on the date of grant. The fair market value of the common stock is determined with reference to the closing price for the common stock on the NASDAQ Stock Market on the date the option is granted (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported).

Exercise of Option.  The Compensation Committee determines when options become exercisable. The Incentive Plan permits payment to be made by cash, check, other shares of our common stock, any other form of consideration approved by the Compensation Committee (including “cashless exercises” effected through a broker and withholding of shares of common stock that would otherwise be issued on exercise of options) and permitted by applicable law, or any combination thereof.

Term of Option.  Options granted under the Incentive Plan expire no later than ten years from the date of grant, provided, however, that the term of the option will not exceed five years from the date the option is granted in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock.

Stock Appreciation Rights.  The Compensation Committee is authorized to grant stock appreciation rights in tandem with an option or other award granted under the Incentive Plan, and to grant stock appreciation rights separately. The grant price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such stock appreciation right is granted, except in the case of substitute awards granted in connection with an acquisition. The Compensation Committee determines when stock appreciation rights become exercisable. The term of a stock appreciation right may be no more than ten years from the date of grant.

Upon the exercise of a stock appreciation right, the participant will have the right to receive the excess of the fair market value of the shares or, at the discretion of the Compensation Committee, such lesser amount, on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination of the same, as the Compensation Committee may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.  Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the Incentive Plan, and are also available as a form of payment of performance awards granted under the Incentive Plan and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares granted (subject to the limit on shares subject to awards set forth above), and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component.

Restricted Stock Unit Awards.  Awards of restricted units having a value equal to an identical number of shares may be granted either alone or in addition to other awards granted under the Incentive Plan, and are also available as a form of payment of other awards granted under the Incentive Plan and other earned cash-based incentive compensation. Restricted stock units may be paid in cash, shares of common stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the other terms and conditions of restricted stock units.

Performance Awards.  Performance awards provide participants with the opportunity to receive cash, shares of common stock or other property, or any combination thereof, based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. The Compensation Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Code Section 162(m) Performance Awards.  The Incentive Plan is designed to permit us to issue awards that qualify as performance-based under Section 162(m) of the Code, by making performance goals meeting the requirements of Section 162(m) applicable to a participant with respect to an award. At the Compensation Committee’s discretion, performance goals shall be based on the attainment of specified levels of one or any combination of the following:

•                  net sales;

•                  revenue;

•                  revenue or product revenue growth;

•                  operating income or loss (before or after taxes);

•                  pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus);

• net earnings or loss; • earnings or loss per share; • net income or loss (before or after taxes); • return on equity; • total shareholder return;	• return on assets or net assets; • attainment of strategic and operational initiatives; • appreciation in and/or maintenance of the price of our stock; • market share; • gross profits;

•                  earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization);

•                  economic value-added models (or equivalent metrics);

•                  comparisons with various stock market indices;

•                  reductions in costs;

•                  cash flow or cash flow per share (before or after dividends);

•                  return on capital (including return on total capital or return on invested capital);

•                  cash flow return on investment;

•                  improvement in or attainment of expense levels or working capital levels;

•                  operating margin;

•                  gross margin;

•                  year-end cash;

•                  cash margin;

•                  debt reduction;

•                  shareholder’s equity;

•                  market share;

•                  achievement of drug development milestones;

•                  regulatory achievements including approval of a compound;

•                  progress of internal research or clinical programs;

•                  progress of partnered programs;

•                  implementation or completion of projects and processes;

•                  partner satisfaction;

•                  budget management;

•                  clinical achievements;

•                  completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally;

•                  timely completion of clinical trials;

•                  submission of INDs and NDAs and other regulatory achievements;

•                  partner or collaborator achievements;

•                  internal controls, including those related to the Sarbanes-Oxley Act of 2002;

•                  research progress, including the development of programs;

•                  financing;

•                  investor relation, analysts and communication;

•                  manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

•                  strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property;

•                  establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors);

•                  supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of our products);

•                  co-development, co-marketing, profit sharing, joint venture or other similar arrangements;

•                  financing and other capital raising transactions (including sales of our equity or debt securities);

•                  factoring transactions;

•                  sales or licenses of our assets, including intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions);

•                  implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures;

•                  factoring transactions; and

•                  recruiting and maintaining personnel.

Such performance goals also may be based solely by reference to our performance or of the performance of one or more of our affiliates, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. At the time a performance award is granted, the Compensation Committee may also exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Dividends; Dividend Equivalents.  Awards other than options and stock appreciation rights may, if so determined by the Compensation Committee, provide that the participant will be entitled to receive cash, or stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends declared with respect to shares of common stock covered by an award. Dividends and dividend equivalents on awards with performance-based vesting will be subject to the same vesting conditions as those applicable to the shares subject to the award and will be accumulated and paid at the time such shares become vested. The Compensation Committee may provide that such amounts shall be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award.

Termination of Service.  The Compensation Committee will determine and set forth in each award agreement whether an award will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant terminates employment or service with us, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. In the case of incentive stock options, the period of exercisability cannot exceed 90 days, other than in the event of death or disability, in which case it can be 12 months.

No Repricing.  The Incentive Plan prohibits option and stock appreciation right repricings (other than to reflect mergers, stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless shareholder approval is obtained. For purposes of the Incentive Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the Incentive Plan if the exercise price of the cancelled option or grant price of the cancelled stock appreciation right is greater than the fair market value of the common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the NASDAQ Stock Market rules.

Nontransferability of Awards.  An award granted under the Incentive Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Compensation Committee may, however, provide in an award agreement that a participant may transfer an award to a family member (whether by gift or a domestic relations order) under such terms and conditions determined by the Compensation Committee.

Adjustments upon Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments shall be made, in the discretion of the Compensation Committee, in the number and class of shares of stock subject to the Incentive Plan, the number and class of shares of awards outstanding under the Incentive Plan, the limits on the number of awards that any person may receive, the exercise price of any outstanding option or stock appreciation right, and, if applicable the performance requirements for performance awards. The numbers described in this summary include the impact of an eight-for-one reverse stock split effected on February 18, 2010 (the “Reverse Stock Split”).

Change in Control.  The Compensation Committee may in its discretion determine that upon our “Change in Control” (as that term is defined in the Incentive Plan) (i) options and stock appreciation rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the fair market value of one share of our common stock as of the Change in Control date is less than the per share option exercise price or stock appreciation right grant price and

(ii) performance awards will be considered to be earned in full or partially based on the portion of the performance period completed as of the Change in Control date.

Unless otherwise provided in an award agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award (or in which we are the ultimate parent corporation and continue the award), if a participant’s employment with such successor company (or us) or a subsidiary thereof terminates within the period following such Change in Control set forth in the award agreement (or prior if applicable) under the circumstances set forth in the award agreement, each award held by such participant at the time of such termination of employment will be fully vested, and options and stock appreciation rights may be exercised during the period following such termination set forth in the award agreement. If the successor company does not assume or substitute for such outstanding awards held by participants at the time of the Change in Control, then unless otherwise provided in the award agreement, the awards will become fully vested immediately prior to the Change in Control and will terminate immediately after the Change in Control.

The Compensation Committee, in its discretion, may also determine that, upon the occurrence of a Change in Control, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such Change in Control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Compensation Committee, in its discretion, will determine.

Amendment and Termination.  The Board of Directors may alter, amend, suspend or terminate the Incentive Plan, from time to time as it deems advisable, subject to any requirement of applicable law or the rules and regulations of the NASDAQ Stock Market for shareholder approval. However, the Board of Directors may not amend the Incentive Plan without shareholder approval to increase the number of shares available for awards under the Incentive Plan, expand the types of awards available under the Incentive Plan, materially expand the class of persons eligible to participate in the Incentive Plan, permit the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant (except for substitute awards granted in connection with an acquisition), increase the maximum term of options and stock appreciation rights, increase the limits on shares subject to grants to a participant or the dollar value payable under performance awards granted to a participant, cancel an option or stock appreciation right in exchange for cash or take any action with respect to an option that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market. No such action by the Board of Directors may alter or impair any award previously granted under the Incentive Plan without the written consent of the participant. The Incentive Plan will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences.  The following discussion summarizes certain federal income tax considerations of awards under the Incentive Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options.  An optionee who is granted an incentive stock option does not realize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the one-year and two-year holding periods, then the optionee will realize ordinary income in an amount generally measured as the excess, if any, of the fair market value of the shares at the exercise date or the net proceeds of sale, whichever is lower, over the exercise price. Any gain or loss realized on such sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

Nonstatutory Stock Options.  An optionee does not realize any taxable income at the time a nonstatutory stock option is granted. Upon exercise, the optionee realizes taxable ordinary income measured by the excess of the fair market value of the shares on the exercise date over the exercise price. Upon a disposition of such shares by the optionee, any difference between the amount realized on the sale and the fair market value of the shares on the exercise date is treated as long-term or short-term capital gain or loss, depending on the holding period, which begins at the time of exercise.

Stock Appreciation Rights.  No taxable income will be realized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will realize ordinary income in the year of exercise in an amount equal to the sum of the amount of any cash received and the fair market value of any common stock or other property received upon the exercise.

Restricted Stock Awards and Performance Awards.  A participant will not realize taxable income on the grant of a restricted stock award or a performance award denominated in shares. The participant will realize ordinary income at the time the shares subject to the award become vested in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. A participant may, however, elect under Section 83(b) of the Code to recognize ordinary compensation income, as of the date the recipient receives a restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

Upon disposition of shares acquired from stock awards, the participant will realize a capital gain or loss equal to the difference between the net proceeds of sale and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Restricted Stock Units.  A participant will not realize taxable income on the grant of a restricted stock unit award. The participant will realize ordinary income at the time the shares subject to the award are delivered in an amount equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares.

Upon disposition of shares acquired from the restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the net proceeds of sale and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction.  We generally will be entitled to a tax deduction in connection with an award under the Incentive Plan (subject to the requirement of Section 162(m) of the Code) in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Chief Executive Officer and to each of the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.

Compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation not subject to the cap on deduction if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise or grant price of the award is no less than the fair market value of the stock on the date of grant. The Incentive Plan has been designed to qualify as performance-based for purposes of satisfying the conditions under Section 162(m) with respect to stock options and stock appreciation rights.

Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards will qualify as performance-based compensation, provided that: (i) the compensation is approved by a compensation committee comprised solely of “outside directors,” (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee within a specified period while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied, and (iv) prior to the payment of the compensation, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

The Incentive Plan has been designed to permit the Compensation Committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a full federal income tax deduction in connection with such awards.

Restricted Stock Units, deferred cash awards and other types of deferred awards may be subject to Section 409A of the Code regarding non-qualified deferred compensation plans. Aastrom intends to use reasonable efforts to design these awards in a manner that avoids Section 409A or that is compliant with Section 409A.

The described tax consequences are based on current laws, regulations and interpretations, all of which are subject to change. Recipients of an award under the Incentive Plan are encouraged to discuss the tax consequences of the award with their personal tax advisor.

Because the grant of awards under the Incentive Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received or allocated to any participant in the Incentive Plan

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on Proposal 3, to approve the Incentive Plan Amendment at the Annual Meeting at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or represented by proxy, is required for approval of this Proposal 3. Abstentions and broker non-votes will have no effect on this Proposal 3. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” Proposal 3.

The Board of Directors believes that the approval of the Incentive Plan Amendment is in the best interest of, and advisable to, the shareholders and Aastrom, and the Board of Directors has, upon the recommendation of the Compensation Committee, approved such Incentive Plan Amendment. Therefore, the Board of Directors unanimously recommends a vote “FOR” the approval of the Incentive Plan Amendment by the shareholders.

Equity Compensation Plan Information

The following table sets forth information about the securities authorized for issuance under our equity compensation plans as of December 31, 2011.

(c)
	(a)		Number of Securities
	No. of Securities to be	(b)	Remaining Available for
	Issued Upon Exercise	Weighted-Average	Future Issuance Under
	of Outstanding	Exercise Price of	Equity Compensation Plans
Plan	Options, Warrants and	Outstanding Options,	(Excluding Securities
Category	Rights	Warrants and Rights	Reflected in Column (a))
Equity compensation plans/arrangements approved by shareholders	8,116,081	$2.42	408,527
Equity compensation plans/arrangements not approved by shareholders	N/A	N/A	N/A
Total	8,116,081	$2.42	408,527

(1)          The weighted-average remaining life of outstanding options, warrants and rights is 8.4 years.

(2)          There are no outstanding restricted stock units or restricted shares.

(3)          Maximum option and SAR life in the Incentive Plan is ten years and full value awards count as 1.25 shares against the Incentive Plan.

PROPOSAL 4

APPROVING THE ISSUANCE OF VOTING SECURITIES IN ACCORDANCE

WITH APPLICABLE NASDAQ LISTING RULES

Overview

We are submitting Proposal 4 to you as a result of our March 9, 2012 Securities Purchase Agreement (the “Securities Purchase Agreement”) with Eastern Capital Limited (“ECL”) to sell 12,308 shares of Series B-1 Non-Voting Preferred Stock (the “Series B-1 Preferred Stock”) in a private placement to ECL, at a price of $3,250.00 per share (the “Original Purchase Price”), for an aggregate consideration of $40,001,000. The shares of Series B-1 Preferred Stock are exchangeable on a one-for-one basis for shares of our Series B-2 Voting Preferred Stock (the “Series B-2 Preferred Stock” and together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”) and the Series B Preferred Stock are convertible, at the option of the holder thereof at any time after the five year anniversary of the closing of the offering (the “Conversion Date”), into shares of our common stock at a conversion price of $3.25 per share of common stock, subject to Aastrom obtaining shareholder approval required pursuant to NASDAQ Marketplace Rule 5635(b). In addition to the shares of Series B-1 Preferred Stock purchased pursuant to the Securities Purchase Agreement, the Securities Purchase Agreement grants ECL the right to purchase additional shares of our capital stock (the “Additional Financing Shares”) on a pro rata basis in any additional financing of Aastrom, for as long as ECL holds shares representing 10% or more of the shares initially purchased pursuant to the Securities Purchase Agreement.

Under the NASDAQ Marketplace Rule 5635(b), prior shareholder approval is required for issuances of securities that will result in a “change of control” of the issuer, which is defined as an investor or a group that would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer.

Approval of Proposal 4 by our shareholders at the Annual Meeting will enable us, subject to certain conditions, to exchange the Series B-1 Preferred Stock for our Series B-2 Voting Preferred Stock and common stock issued upon conversion thereof instead of redeeming them for cash, as more fully described below.  It will also enable us to issue to ECL (if ECL elects to participate) the Additional Financing Shares in the event of an additional financing.

If our shareholders approve this Proposal 4 at the Annual Meeting, we will be able to automatically exchange any or all shares of Series B-1 Preferred Stock, other than shares of Series B-1 Preferred Stock issued as a dividend on the Series B Preferred Stock (as set forth below) (the “Series B-1 Dividend”), for Series B-2 Preferred Stock, in which case we will not be required to redeem the shares of Series B-1 Preferred Stock for cash, and the Series B-2 Preferred Stock will be convertible at any time after the Conversion Date, at the option of the holders thereof, into shares of our common stock at a conversion price of $3.25 per common share.  If our shareholders approve this Proposal 4 at the Annual Meeting, at any time after the Conversion Date, we may elect to convert any or all outstanding shares of Series B-1 Preferred Stock into shares of our common stock, provided that the conversion of any shares of the Series B Preferred Stock into shares of our common stock would not require ECL to make any material filings with any governmental authority (other than filings required pursuant to the Securities Exchange Act of 1934, as amended) (“Additional Approvals”).  If our shareholders approve this Proposal 4 at the Annual Meeting, ECL may elect at any time to exchange any or all shares of Series B-1 Preferred Stock for shares of Series B-2 Preferred Stock.  If our shareholders approve this Proposal 4 at the Annual Meeting, and if we elect to conduct an additional financing at any time, ECL will be permitted to participate in such financing.  We intend to use the net proceeds from this offering, together with other available funds, for operating costs, including continuing to conduct our clinical development programs, capital expenditures and working capital needs and for other general corporate purposes, but we do not anticipate receiving any additional proceeds from the conversion of the Series B Preferred Stock.

If our shareholders approve this Proposal 4 at the Annual Meeting, (1) up to 38,500 shares of Series B-2 Preferred Stock may be issuable upon the conversion of the outstanding shares of Series B-1 Preferred Stock and shares of Series B-1 Preferred Stock that may accrue as a dividend, and (2) up to 38,500,000 shares of our common stock may be issuable upon conversion of the then outstanding shares of Series B-1 Preferred Stock and/or Series B-2 Preferred Stock (in either case together with shares of our common stock issuable upon conversion of accrued Series B-1 Dividends).  Such securities issuable upon conversion would be issued over the ten year period following the closing date of the offering, as set forth below.

If we or ECL elect to exchange or convert its shares of Series B-1 Preferred Stock into a series of our voting shares, based solely on the number of shares of Series B-1 Preferred Stock that ECL purchased at the closing of the transaction, ECL would have beneficial ownership of up to approximately twenty-four percent (24%) (calculated on an as converted to common stock basis and excluding any shares that will accrue as a Series B-1 Dividend) of our Series B-2 Preferred Stock and common stock issued upon conversion thereof based on the approximately fifty-one million shares of common stock and Series B-1 Preferred Stock outstanding as of March 9, 2012.  Furthermore, in connection with the issuance to ECL, we amended our Shareholder Rights Plan to allow ECL to acquire beneficial ownership of up to 49.9% of our outstanding securities without being deemed an “Acquiring Person” for purposes of our Shareholder Rights Plan.  As a result of their current ownership and their ability to acquire more of our securities, they will be able to significantly influence the outcome of any financing transaction or other matter submitted to our shareholders for approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of ECL may differ from the interests of our other shareholders. For example, ECL could delay or prevent a change of control of Aastrom even if such a change of control would benefit Aastrom’s other shareholders. The significant concentration of stock ownership may adversely affect the trading price of Aastrom’s common stock due to our investors’ perception that conflicts of interest may exist or arise.

Description of Securities to be Issued to ECL

As described above, subject to shareholder approval, we may issue shares of our common stock and/or our Series B-2 Preferred Stock upon conversion of the outstanding shares of Series B-1 Preferred Stock and/or Series B-2 Preferred Stock. A description of the rights and privileges of our common stock and our Series B-2 Preferred Stock and certain other matters relating to our Series B-2 Preferred Stock and common stock issued upon conversion thereof are set forth below.  The summary below is intended to provide you with basic information concerning the shares of Common Stock and Series B-2 Preferred Stock to be issued upon conversion of any shares of Series B Preferred Stock and any Additional Financing Shares.  The summaries are not intended to be complete statements of the respective rights, preferences and privileges of, and the restrictions on, the our common stock or the Series B-2 Preferred Stock and are qualified in their entirety by reference to our Charter and Bylaws, which are incorporated herein by reference.

Common Stock

Par value. Our common stock has no par value.

Voting Rights. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. We do not have a classified board of directors and shareholders do not have cumulative voting rights.

Dividends. Holders of common stock are entitled to receive proportionately any such dividends declared by our Board of Directors, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding.

Rights and Preferences. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. The rights, preferences and privileges of holders of common stock are set forth in our Charter, which may be amended by the holders of a majority of the outstanding shares of common stock. We have adopted a shareholder rights plan, which could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, our company or a large block of our common stock.

Fully Paid and Nonassessable. The shares of common stock to be issued to ECL upon conversion of any shares of Series B-1 Preferred Stock and/or Series B-2 Preferred Stock or in connection with an additional financing as Additional Financing Shares will be fully paid and nonassessable.

Listing of our Common Stock. The shares of our common stock to be issued to ECL will be listed on The NASDAQ Capital Market under the symbol “ASTM.”

Series B-2 Preferred Stock

Ranking.  The Series B-2 Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank on parity with the Series B-1 Preferred Stock, and any other class or series of our capital stock that we may issue in the future which is designated as being on parity with the Series B-2 Preferred Stock, and rank senior to our common stock and Series A Junior Participating Cumulative Preferred Stock.

Conversion and Exchange Rights.  The Series B-2 Preferred Stock will be convertible at any time after the Conversion Date, at the option of the holders thereof, into shares of our common stock at a conversion price of $3.25 per common share, provided that unless the shareholder approval described in Proposal 4 is obtained, the shares of Series B-2 Preferred Stock cannot be converted if such conversion would cause the beneficial ownership of the holder thereof of our voting securities to exceed 19.9%. The conversion price of the Series B-2 Preferred Stock will be subject to adjustment for stock splits and combinations and dividends and distributions we make in shares of our common stock in order to preserve, but not to increase, the conversion rights of the holders of the Series B-2 Preferred Stock. At any time after the Conversion Date, we may elect to convert any or all outstanding shares of Series B-2 Preferred Stock into shares of our common stock, provided that the shareholder approval described in Proposal 4 has been obtained and the conversion of the Series B Preferred Stock into shares of common stock of Aastrom would not require any Additional Approvals.

Dividends.  Each holder of Series B-2 Preferred Stock shall be entitled to receive, (x) commencing from the date of issuance of such Series B Preferred Stock through and including the Conversion Date, dividends at the rate of 11.5% per annum of the Original Issue Price and (y) commencing from the date after the Conversion Date until the earlier of the tenth anniversary of the closing of the offering and the date such Series B-2 Preferred Stock are no longer outstanding, dividends at the rate of 8% per annum of the Original Issue Price.  The Series B Dividends shall be cumulative, whether or not earned or declared, and shall be paid upon liquidation, conversion and redemption or upon a Fundamental Change (as defined below). Prior to the Conversion Date, the accrued dividend shall be payable in shares of the Series B-1 Preferred Stock. From and after the Conversion Date, the accrued dividend shall be payable in the Series B-1 Preferred Stock or cash, to be determined at Aastrom’s election.  Dividends that would accrue on the Series B-1 Preferred Stock had they remained outstanding until the Conversion Date (the “Accelerated Dividends”) will be accelerated and payable as of the date of the Fundamental Change, liquidation, dissolution, or winding up.  A Fundamental Change shall mean (a) any “person” or “group” that is not an affiliate of any holder of shares of Series B Preferred Stock becoming the “beneficial owner” of voting securities of Aastrom, representing 66 2/3% or more of the outstanding voting securities of Aastrom other than in connection with a transaction described below, (b) a sale of all or substantially all of our assets to a person that is not an affiliate of any holder of shares of Series B Preferred Stock, or (c) a merger, consolidation, business combination or similar transaction the result of which a “person” or “group” that is not an affiliate of any holder of shares of Series B Preferred Stock owns voting securities representing 66 2/3% or more of the outstanding voting securities of the surviving entity upon completion of such transaction.

Redemptions of Series B-2 Preferred Stock. The Series B-2 Preferred Stock shall not be redeemable at the option of the holder.

Voting Rights.  The holders of the Series B-2 Preferred Stock will be entitled to vote with the holders of the common stock as a single class, with each of the shares of Series B-2 Preferred Stock having the number of votes equal to the number of shares of common stock issuable upon conversion of such shares of Series B-2 Preferred Stock (excluding all shares of Series B-1 Preferred Stock accrued as dividends thereon).  We do not have a classified board of directors and shareholders do not have cumulative voting rights.

Series B-2 Preferred Stock Protective Provisions. So long as any Series B Preferred Stock are outstanding, Aastrom will not, without the approval of the holders of a majority of the Series B Preferred Stock, voting as a separate class, either directly or by amendment, merger, consolidation or otherwise:  (a) amend, alter, or repeal any provision of the Articles of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock; (b) issue or obligate itself to issue any Series B Preferred Stock, other than pursuant to the proposed financing or the exchange of Series B-1 Preferred Stock for Series B-2 Preferred Stock, or increase or decrease the authorized number of Series B Preferred Stock; or (c) create, or authorize the creation of, any additional class or series of capital stock that ranks senior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption.

Liquidation Preference.  In the event of any liquidation, dissolution or winding up of Aastrom, or any Fundamental Change, the holder of the Series B-2 Preferred Stock shall be entitled to receive the greater of (1) the Original Purchase Price plus all accrued but unpaid dividends on each share of Series B Preferred Stock, including the Accelerated Dividends, and (2) the amount that the holder of the Series B Preferred Stock would have been entitled to receive had the holder converted all shares of Series B Preferred Stock into shares of our common stock immediately prior to such liquidation, dissolution or winding up of Aastrom or Fundamental Change.  The balance of any proceeds shall be distributed pro rata to holders of common stock of Aastrom.

Shareholder Approval Requirement for Proposal 4

Under NASDAQ Listing Rule 5635(b), prior shareholder approval is required for issuances of securities that will result in a “change of control” of the issuer (the “NASDAQ Change of Control Rule”). NASDAQ may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer.  The terms of the Series B-1 Preferred Stock currently limit the conversion of the Series B Preferred Stock if such conversion would cause ECL to beneficially own more than 19.9% of the outstanding shares of our Series B-2 Voting Preferred Stock and common stock (the “Issuable Maximum”).  Accordingly, no “change of control” has occurred under applicable NASDAQ Listing Rules.  However, since the conversion of the Series B-1 Preferred Stock held by ECL would otherwise entitle them to acquire 20% or more of our outstanding shares of common stock or voting power, such conversion, if not otherwise limited as currently provided by the terms of the Series B Preferred Stock, could constitute a change of control under the NASDAQ Change of Control Rule and thereby requiring shareholder approval under the NASDAQ Change of Control Rule.

In the Securities Purchase Agreement, we agreed with ECL to hold a meeting of shareholders at the earliest practical date, but in no event later than June 30, 2012, for the purpose of obtaining shareholder approval in accordance with applicable NASDAQ Listing Rules of the issuance of all shares of Series B-2 Preferred Stock and common stock issuable upon conversion of the Series B Preferred Stock, including all shares issued in connection with the Securities Purchase

Agreement, and the issuance of any Additional Financing Shares to ECL in the event ECL elects to participate in an additional financing of Aastrom.  Therefore, we are requesting shareholder approval for Proposal 4 under this NASDAQ listing standard.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on Proposal 4, to approve the issuance of our Series B-2 Voting Preferred Stock and common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock to ECL, and any Additional Financing Shares to ECL in the event ECL elects to participate in an additional financing of Aastrom, at the Annual Meeting at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or represented by proxy, is required for approval of this Proposal 4. Abstentions and broker non-votes will have no effect on this Proposal 4. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” Proposal 4.

The Board of Directors believes that the approval of the issuance of voting securities pursuant to the Marketplace Rules of the NASDAQ Stock Market is in the best interest of, and advisable to, the shareholders and Aastrom, and the Board of Directors has approved such issuance of Series B-2 Voting Preferred Stock, common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock, and certain shares of our capital stock thereafter. Therefore, the Board of Directors unanimously recommends a vote “FOR” the approval of the issuance of Series B-2 Voting Preferred Stock, common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock, and certain shares of capital stock issued thereafter, to ECL pursuant to the Marketplace Rules of the NASDAQ Stock Market.

PROPOSAL 5

ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Overview

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution. Under Section 14A(a)(1) of the Exchange Act, generally, each public company must submit a say-on-pay proposal to its shareholders not less frequently than once every three years after the first date of submission. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.

As discussed under Compensation Discussion and Analysis beginning on page 29, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. We believe that our compensation program for our named executive officers was instrumental in helping us achieve our strong strategic and financial performance.

Accordingly, we are asking our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to Aastrom’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

Vote Required and Board of Directors’ Recommendation

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on Aastrom or the Compensation Committee. However, the Compensation Committee does value the opinions of our shareholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this Proposal 5. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” Proposal 5.

We believe that our compensation program for our named executive officers is in the best interest of Aastrom and our shareholders. Therefore, the Board of Directors unanimously recommends a vote “FOR” the approval of this resolution.

PROPOSAL 6

ADVISORY VOTE ON THE FREQUENCY OF HOLDING

FUTURE ADVISORY VOTES ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Overview

The Dodd-Frank Act amended the Exchange Act to add Section 14A(a)(2), which generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding, advisory shareholder vote to determine whether the non-binding, advisory shareholder votes on the say-on-pay proposal required by Section 14A(a)(1) will occur every one, two, or three years. Accordingly, pursuant to Section 14A(a)(2) of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, how frequently we will submit say-on-pay proposals to our shareholders in the future. Our shareholders will have the following three options to choose from: (1) every year (“EVERY YEAR” on the proxy card), (2) every two years (“EVERY TWO YEARS” on the proxy card) or (3) every three years (“EVERY THREE YEARS” on the proxy card). In addition, shareholders may choose to abstain from voting on this proposal.

By selecting one of these alternatives, shareholders are voting to approve the selected alternative (or abstain from this vote), and are not voting to approve or disapprove our recommendation. The vote is advisory, and therefore not binding on Aastrom, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our named executive officers.

Vote Required and Board of Directors’ Recommendation

Our Board of Directors believes that, of the three choices, submitting a non-binding, advisory say-on-pay resolution to shareholders every three years is preferable based on a number of considerations, including: (1) the three-year period provides the shareholders sufficient time to evaluate the effectiveness of our executive compensation program, any changes made to the program and our related performance; (2) the three-year period allows us adequate time to consider the results of the vote, engage the shareholders to understand the vote results and to implement any desired changes to our executive compensation program that the Compensation Committee deems advisable, and (3) votes every three years aligns with the multi-year vesting schedules for equity awards granted to our executive officers, which are designed to incentivize and reward executives for maximizing our longer-term performance.

The votes that are the subject of this proposal are all non-binding, advisory votes, and therefore will not have any binding legal effect on Aastrom or our Board of Directors. However, our Board of Directors does intend to take the results of the vote on this proposal into account in its decision regarding the frequency with which Aastrom submits say-on-pay proposals in the future.  Abstentions and broker non-votes will have no effect on this Proposal 6. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted for frequency of “EVERY THREE YEARS”.

We believe that advisory say-on-pay resolution to shareholders every three years is in the best interest of Aastrom and our shareholders. Therefore, the Board of Directors unanimously recommends you vote for a frequency of “EVERY THREE YEARS”.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2012, or as otherwise set forth below, with respect to the beneficial ownership of Aastrom’s common stock by (i) all persons known by Aastrom to be the beneficial owners of more than 5% of the outstanding common stock of Aastrom; (ii) each director and director nominee of Aastrom, (iii) each executive officer of Aastrom named in the Summary Compensation Table, and (iv) all executive officers and directors of Aastrom as a group.

	Shares Owned(1)
Name and Address of		Percentage of
Beneficial Owner(2)	Number of Shares	Class(3)

Ronald M. Cresswell (4)	101,749	*
Tim M. Mayleben (5)	829,205	2.1%
Alan L. Rubino (6)	105,946	*
Nelson M. Sims (7)	130,145	*
Harold C. Urschel, Jr. (8)	82,266	*
Robert L. Zerbe (9)	103,033	*
Ronnda L. Bartel (10)	228,621	*
Sharon M. Watling (11)	134,750	*
Brian D. Gibson (12)	50,000	*
All officers and directors as a group (9 persons)(13)	1,765,715	4.6%

*	Represents less than 1% of the outstanding shares of Aastrom’s common stock.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Except as indicated in the footnotes to this table, to the knowledge of Aastrom, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The number of shares owned and percentage ownership amounts include shares of restricted stock granted under Aastrom’s Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”) and the Incentive Plan. Pursuant to the rules of the SEC, the number of shares of Aastrom’s common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 31, 2012.

(2)	The address for each beneficial owner is 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, MI 48105.

(3)	Calculated on the basis of 38,755,642 shares of common stock outstanding as of March 31, 2012.

(4)	Includes 61,749 shares issuable upon exercise of options held by Dr. Cresswell that are exercisable within the 60-day period following March 31, 2012.

(5)	Includes 695,905 shares issuable upon exercise of options held by Mr. Mayleben that are exercisable within the 60-day period following March 31, 2012.

(6)	Includes 105,083 shares issuable upon exercise of options held by Mr. Rubino that are exercisable within the 60-day period following March 31, 2012.

(7)	Includes 100,770 shares issuable upon exercise of options held by Mr. Sims that are exercisable within the 60-day period following March 31, 2012.

(8)	Includes 82,266 shares issuable upon exercise of options held by Dr. Urschel that are exercisable within the 60-day period following March 31, 2012.

(9)	Includes 102,133 shares issuable upon exercise of options held by Dr. Zerbe that are exercisable within the 60-day period following March 31, 2012.

(10)	Includes 228,621 shares issuable upon exercise of options held by Dr. Bartel are exercisable within the 60-day period following March 31, 2012.

(11)	Includes 134,750 shares issuable upon exercise of options held by Dr. Watling are exercisable within the 60-day period following March 31, 2012.

(12)	Includes 50,000 shares issuable upon exercise of options held by Mr. Gibson are exercisable within the 60-day period following March 31, 2012.

(13)	Includes 1,561,227 shares issuable upon exercise of options that are exercisable within the 60-day period following March 31, 2012.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, which is comprised solely of independent directors as defined by NASDAQ, outside directors as defined by Section 162(m) of the Internal Revenue Code and non-employee directors as defined by Rule 16b-3 under the Exchange Act, has been delegated the authority and responsibility to review and determine, or in their discretion, recommend to our Board of Directors for determination, the compensation packages of our executive officers. Our named executive officers for fiscal 2011 are those five individuals listed in the “2011 Summary Compensation Table” below. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in “Board Meetings and Committees—Compensation Committee” section of this Proxy Statement.

A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of Aastrom and to align the interests of these executives with those of our shareholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•                  attract and retain talented and experienced executives;

•                  motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

•                  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•                  focus executive behavior on achievement of our corporate objectives and strategy;

•                  build a culture of “pay for performance”; and

•                  align the interests of management and shareholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as annual and long-term incentive opportunities, are designed to motivate and reward performance. The annual incentive motivates named executive officers to achieve specific operating objectives for the fiscal year. Long-term incentives are intended to reward Aastrom’s long-term performance and achievement of specific financial goals and to strongly align named executive officers’ interest with those of shareholders.

Elements of Executive Officer Compensation

Our executive officer compensation program is comprised of: (i) base annual salary; (ii) annual incentive compensation, which is based on overall company performance and the achievement of individual goals; and (iii) long-term equity incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers’ long-term interests with those of the shareholders.

In establishing overall executive compensation levels and making specific compensation decisions for the executives in 2011, the Compensation Committee considered a number of criteria, including the executive’s position, scope of responsibilities, prior base salary and annual incentive awards and expected contribution to our business needs. For our other named executive officers in 2011, the Compensation Committee considered the terms of any applicable employment agreement, the executive’s position, scope of responsibilities, tenure, prior and current period performance, attainment of individual and overall company performance objectives, external market data and retention concerns.

Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for executive officers in the first quarter of each year subject to the terms of existing employment agreements with our named executive officers, as discussed below, and timing of the hiring of new executives. Other than with respect to the compensation of our Chief Executive Officer, our Compensation Committee also takes into consideration the recommendations for executive compensation made by our Chief Executive Officer, which recommendations are generally presented at the time of our Compensation Committee’s review of executive compensation arrangements.

In considering compensation of executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment of various components of compensation. We do not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction for certain compensation in excess of $1 million to any of our named executive officers, will have a material effect on us. Certain performance-based compensation approved by shareholders is not subject to this deduction limit. Our Compensation Committee’s strategy in this regard is to be cost and tax efficient. Therefore, the Compensation Committee intends to preserve corporate tax deductions, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our shareholders, even if such arrangements do not always qualify for full tax deductibility.

Base Salary

The Compensation Committee performs a review of base salaries for our executive officers annually.  In determining salaries, the Compensation Committee also takes into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), independent third party market data, including the Radford Global Life Sciences Survey, individual experience and performance adjusted to reflect individual roles and contribution to our clinical, regulatory, commercial and operational performance.  We may also change the base salary of an executive officer at other times due to market conditions or if a change in the scope of the officer’s responsibilities justifies such consideration. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the individual experience, skills and expected contributions of our executives and our executives’ performance during the prior year. Dr. Watling and Mr. Gibson’s salary was adjusted in 2011 to $245,000 and $165,000, respectively.  The adjustments were due to increased responsibilities within the organization.  Mr. Mayleben and Dr. Bartel’s salaries remained consistent with the previous year as we believe they are consistent with the range of salaries received by their respective counterparts in companies in the biotechnology industry and other comparable companies.

Annual Non-Equity Incentive Compensation

We are a clinical development stage company and our development programs are based on novel technologies.  Given the nature of our business, the determination of annual incentives for our executives is generally tied towards promoting our development programs. Each executive officer has a target cash incentive amount that is based on a percentage of his or her base salary. The amount of the cash incentives awarded by the Compensation Committee each year is tied to the achievement of performance and corporate goals set by the Board of Directors or the Compensation Committee, which are designed to capture the important operational and financial aspects of the organization. The incentive payments for 2011 are based on the achievement of or progress toward the following corporate objectives: (1) reach agreement with the U.S. Food and Drug Administration on a Special Protocol Assessment, (2) release final 12-month CLI Phase 2b results, (3) make substantial progress in advancing the pivotal Phase 3 REVIVE trial in CLI, (4) advance capital raising efforts to fund our Phase 3 trial, (5) advance corporate partnering discussions, and (6) advance our DCM clinical development.

The target incentive bonus percentages for 2011, as a percentage of base salary, were as follows: Mr. Mayleben, 45%, Mr. Gibson, 30%; Dr. Bartel, 35%; and Dr. Watling, 35%. If we achieve corporate performance goals in excess of target levels, or if the professional effectiveness of a specific executive officer helped us achieve specific corporate objectives or otherwise contributed to our overall success, the incentives paid to our executive officers can exceed the target amounts, with the amount treated as a bonus.  We have not yet approved or paid 2011 incentive bonuses.

Long-term Equity Incentive Compensation

Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our common stock. The Compensation Committee believes that stock option participation aligns executive officers’ interests with those of the shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry, as well as a broader group of companies of comparable size and complexity. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over four years.  All grants need to be approved by our Board of Directors or Compensation Committee. All stock options will be awarded at fair market value and based on our closing market price on the grant date.

Other Compensation

Generally, benefits available to executive officers are available to all employees on similar terms and include health and welfare benefits, paid time-off, life and disability insurance and a 401(k) plan.

We provide the benefits above to attract and retain our executive officers by offering compensation that is competitive with other companies similar in size and stage of development.  These benefits represent a relatively small portion of their total compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Members:

Alan L. Rubino, Chairman
Harold C. Urschel, Jr. M.D.
Robert L. Zerbe, M.D.

This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Summary Compensation Table

On November 11, 2010, our Board of Directors approved a change in our fiscal year end from June 30 to December 31. As such, the following table summarizes all compensation awarded to, earned by or paid to Tim M. Mayleben, our chief executive officer, Scott C. Durbin, our chief financial officer until October 13, 2011, Brian D. Gibson, our vice president of finance, chief accounting officer and treasurer, Ronnda L. Bartel, our chief scientific officer and Sharon M. Watling, our vice president of clinical development (the “named executive officers”) during the 12-month fiscal year ended June 30, 2010, the six-month period ended December 31, 2010 and the 12-month fiscal year ended December 31, 2011.  No officer below was an officer prior to the 12-month fiscal year ended June 2010.

2011 SUMMARY COMPENSATION TABLE

						Option	Non-Equity Incentive	All Other
Name and Principal		Salary		Bonus		Awards	Plan	Compensation		Total
Position	Year*	($)		($)		($)(1)	Compensation($)(2)(3)	($)(4)		($)
Tim M. Mayleben,	Dec. 2011	$425,000		$—		$1,055,130	$—	$11,356	(5)	$1,491,486
President and CEO	Dec. 2010	$212,500		$4,375		$374,537	$95,625	$11,979	(5)	$699,016
	June 2010	$233,428	(6)	$8,437		$822,015	$111,563	$76,926	(5)	$1,252,369
Scott C. Durbin,	Dec. 2011	$217,708		$—		$256,292	$—	$213,444	(7)	$687,444
Chief Financial Officer	Dec. 2010	$137,500		$1,875		$94,819	$48,125	$7,253	(7)	$289,572
	June 2010	$18,750	(8)	$—		$258,771	$—	$—		$277,521
Brian D. Gibson,	Dec 2011	$123,333	(9)	$—		$105,532	$—	$6,468	(10)	$235,333
Vice President of Finance, Chief	Dec 2010	$—		$—		$—	$—	$—		$—
Accounting Officer and Treasurer	June 2010	$—		$—		$—	$—	$—		$—
Ronnda L. Bartel,	Dec. 2011	$243,389		$—		$235,939	$—	$7,145		$486,473
Chief Scientific Officer	Dec. 2010	$121,695		$40,000	(11)	$122,317	$—	$4,186		$288,198
	June 2010	$243,389	(12)	$40,000		$169,059	$—	$8,096		$460,544
Sharon M. Watling,	Dec 2011	$210,625	(13)	$—		$333,179	$—	$9,714	(14)	$553,518
Vice President Clinical Development	Dec 2010	$—		$—		$—	$—	$—		$—
	June 2010	$—		$—		$—	$—	$—		$—

*	December 2010 information is for the six-month period ended December 31, 2010. June 2010 and December 2011 information is for the 12-month fiscal year.

(1)

Amount reflects the grant date fair value of the named executive officer’s stock options, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions. For a discussion of the assumptions used in calculating these values, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 15, 2012.

(2)

Amounts reflected in this column were awarded pursuant to Mr. Mayleben’s and Mr. Durbin’s employment agreements, as applicable, as described in more detail below (see “Employment Contracts, including Termination of Employment and Change of Control Arrangements”). Due to the change in fiscal year end from June 30 to December 31, Mr. Mayleben and Mr. Durbin were each awarded a pro-rated bonus for the period from July 1, 2010 through December 31, 2010. The incentive amounts awarded to Mr. Mayleben and Mr. Durbin for the six-months ended December 31, 2010 were calculated on a six-month pro-rated basis and, because of the date Mr. Mayleben’s employment commenced, the incentive amount awarded to Mr. Mayleben for the fiscal year ended June 30, 2010 was calculated on a seven-month pro-rated basis.

(3)	Non-equity incentive plan compensation for 2011 has not been approved by the Compensation Committee of the Board before the filing date of this proxy statement.

(4)

The all other compensation column includes Aastrom contributions to 401(k) Supplemental Retirement Plans (401(k) Plan), as detailed in footnotes 5, 7, 9 and 14. None of the named executive officers received perquisites having an aggregate value of $10,000 or more in the fiscal year ended December 31, 2011, in the six-month period ended December 31, 2010 or in the fiscal year ended June 30, 2010, as applicable. All other compensation also includes the portion of medical, dental, vision and long term disability premiums paid by Aastrom on behalf of the named executive officers. These benefits are offered to all full-time Aastrom employees.

(5)

These amounts include Aastrom contributions made to Mr. Mayleben’s 401(k) Plan of $9,494, $10,625 and $5,313 in the fiscal year ended December 31, 2011, in the six-month period ended December 31, 2010 and in fiscal year ended June 30, 2010, respectively. The amount for the fiscal year ended June 30, 2010 also includes a $50,000 lump-sum paid to Mr. Mayleben pursuant to a consulting agreement prior to commencement of his employment (see “Employment Contracts and Termination of Employment and Change of Control Arrangements” below for a more detailed discussion) and $20,625 in fees paid to Mr. Mayleben for his service as a non-employee director through December 14, 2009.

(6)

Effective December 14, 2009, Mr. Mayleben was appointed the Aastrom President, Chief Executive Officer and Chief Financial Officer. On June 7, 2010, Mr. Mayleben resigned as Chief Financial Officer. This amount represents the salary earned by Mr. Mayleben during the fiscal twelve months ended June 30, 2010, after his employment commenced.

(7)

These amounts include Aastrom contributions made to Mr. Durbin’s 401(k) Plan of $8,651 and $3,438 in the fiscal year ended December 31, 2011 and in the six-month period ended December 31, 2010, respectively. The amount in

2011 includes severance, stock option vesting acceleration and vacation pay out to Mr. Durbin of $62,234, $114,353 and $16,259, respectively, pursuant to his employment contract (see “Employment Contracts and Termination of Employment and Change of Control Arrangements” below for a more detailed discussion).

(8)

Effective June 7, 2010, Mr. Durbin was appointed the Aastrom Chief Financial Officer. This amount represents the salary earned by Mr. Durbin during the twelve months ended June 30, 2010, after his employment commenced.

(9)

Effective October 13, 2011, Mr. Gibson was promoted from Controller to Vice President of Finance, Chief Accounting Officer and Treasurer and executive officer of Aastrom. This amount represents the salary earned by Mr. Gibson during the fiscal year ended December 31, 2011.

(10)	These amounts include Aastrom contributions made to Mr. Gibson’s 401(k) Plan of $4,748 in the fiscal year ended December 31, 2011.

(11)

Represents the cash performance bonus awarded to Dr. Bartel on January 18, 2011 based on the achievement of goals for Aastrom and Dr. Bartel set by the Compensation Committee of the Board of Directors.

(12)

Effective May 2010, Dr. Bartel was promoted from Vice President of Technical Operations to Chief Scientific Officer, and in August of 2010, as a result of increased responsibility and new policy-making functions, our Board of Directors determined that Dr. Bartel was an executive officer of Aastrom. This amount represents the salary earned by Dr. Bartel during the six-month period ended December 31, 2010. Dr. Bartel does not participate in the 401(k) Plan.

(13)	Effective March 22, 2011, Dr. Watling was made an executive officer of Aastrom. This amount represents the salary earned by Dr. Watling during the fiscal year ended December 31, 2011.

(14)	These amounts include Aastrom contributions made to Dr. Watling’s 401(k) Plan of $8,084 in the fiscal year ended December 31, 2011.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan awards and individual grants of stock options and restricted stock made during the fiscal year ended December 31, 2011 to each of the named executive officers.

								All
								Other
								Stock
								Awards:	All Other
								Number	Option		Grant
								of	Awards:		Date
		Estimated Future			Estimated Future			Shares	Number of	Exercise or	Fair
		Payouts Under Non-Equity			Payouts Under Equity			of	Securities	Base Price	Value of
		Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)(1)	($)(2)	($) (2)	(#)	(#)	(#)	(#)	(#)	($/Sh) (3)	($) (4)
Tim M. Mayleben		—	191,250	191,250	—	—	—	—	—	—	—
	03/21/2011	—	—	—	—	—	—	—	699,875	2.26	1,055,130
Scott C. Durbin		—	—	—	—	—	—	—	—	—	—
	03/21/2011	—	—	—	—	—	—	—	170,000	2.26	256,292
Brian D. Gibson		—	49,500	49,500	—	—	—	—	—	—	—
	03/21/2011	—	—	—	—	—	—	—	70,000	2.26	105,532
Ronnda L. Bartel		—	85,186	85,186	—	—	—	—	—	—	—
	03/21/2011	—	—	—	—	—	—	—	156,500	2.26	235,939
Sharon M. Watling		—	85,750	85,750	—	—	—	—	—	—	—
	03/21/2011	—	—	—	—	—	—	—	221,000	2.26	333,179

(1)	Represents the amount to which such executive would be entitled if Aastrom did not achieve its annual performance targets.

(2)	Represents the amount to which such executive would be entitled if Aastrom achieves 100% of its annual performance targets.

(3)	Represents the closing price of Aastrom Biosciences, Inc. on the NASDAQ Capital Market on the date of grant.

(4)	Represents the total ASC 718 fair value of the option awards.

Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards made to each of the named executive officers that were outstanding at December 31, 2011. We currently grant stock-based awards pursuant to our Incentive Plan and have outstanding awards under our 2004 Plan.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Option Awards
			Number of	Number of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option	Option
			Options (#)	Options (#)	Exercise	Expiration
Name	Grant Date(1)		Exercisable(1)	Unexercisable(1)	Price ($)	Date

Tim M. Mayleben	3/21/2011	(2)	131,226	568,649	$2.26	3/21/2021
	9/22/2010	(2)	123,438	271,562	$1.49	9/22/2020
	3/11/2010	(2)	102,593	131,907	$1.52	3/11/2020
	12/14/2009	(3)	187,500	187,500	$2.40	12/14/2019
	12/8/2008		18,750	—	$2.96	12/8/2018
	10/17/2008		6,875	—	$2.32	10/17/2018
	11/7/2007		6,875	—	$7.60	11/7/2017
	11/2/2006		6,875	—	$12.24	11/2/2016
	11/1/2005		3,750	—	$17.84	11/1/2015
	6/20/2005		1,500	—	$23.60	6/20/2015
Scott C. Durbin	3/21/2011	(2)	53,125	—	$2.26	1/12/2012
	9/22/2010	(2)	43,750	—	$1.49	1/12/2012
	6/7/2010	(4)	143,230	—	$1.44	1/12/2012
Brian D. Gibson	3/21/2011	(2)	13,125	56,875	$2.26	3/21/2021
	9/22/2010	(2)	1,563	3,437	$1.49	9/22/2020
	7/14/2010		21,875	48,125	$1.48	7/14/2020
Ronnda L. Bartel	3/21/2011	(2)	29,343	127,157	$2.26	3/21/2021
	9/22/2010	(2)	40,313	88,687	$1.49	9/22/2020
	4/23/2010	(2)	33,750	56,250	$1.80	4/23/2020
	7/31/2009		17,578	13,672	$3.20	7/31/2019
	10/31/2008	(5)	31,250	—	$3.20	10/31/2018
	11/30/2007		3,350	—	$7.36	11/30/2017
	9/6/2007		8,787	—	$8.96	9/6/2017
	10/16/2006		31,250	—	$10.88	10/16/2016
Sharon M. Watling	3/21/2011	(2)	41,437	179,563	$2.26	3/21/2021
	9/22/2010	(2)	35,000	77,000	$1.49	9/22/2020
	4/23/2010	(2)	28,125	46,875	$1.80	4/23/2020

(1)	Unless otherwise noted, options vest over a period of four years, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting each quarter thereafter.

(2)	These options vest in equal quarterly installments over a four-year period beginning on the grant date.

(3)	These options vest in 48 equal monthly installments commencing on the grant date.

(4)	25% of these options vest on the first anniversary of the grant date. Thereafter, the remaining options vest in 36 equal monthly installments.

(5)	One third of these options vest on the first anniversary of the grant date. Thereafter, the remaining options vest in 8 equal quarterly installments.

Option Exercises and Stock Vested

There were no option awards exercised by any of our executive officers, nor did any stock awards vest, during 2011.

Employment Contracts, including Termination of Employment and Change of Control Arrangements

The following are summaries of the agreements with our named executive officers.

Mr. Mayleben’s Agreements

The following is a summary of Mr. Mayleben’s employment agreement as entered into on October 23, 2009, which became effective upon his assuming the roles of Chief Executive Officer and President immediately following the 2009 Annual Meeting of Shareholders.

Under an employment agreement with Mr. Mayleben for his services as Chief Executive Officer and President, Mr. Mayleben received an initial annual base salary of $425,000 and was eligible to receive a cash bonus (as a participant in Aastrom’s existing cash performance bonus program) based upon his performance, as determined by the Board of Directors, for up to 45% of his base salary. Mr. Mayleben was granted an initial stock option to purchase 375,000 shares of our common stock (with an exercise price of $2.40, the fair market value on December 14, 2009, which is the date of grant, adjusted for the Reverse Stock Split). All 375,000 shares are subject to time vesting and vest in 48 equal monthly installments commencing on the first day of the calendar month first following the date of grant. In the event of his termination by Aastrom without Cause or by Mr. Mayleben for Good Reason within one year following a Change of Control (in each case, as those terms are defined in Mr. Mayleben’s employment agreement), the vesting of all his stock options will accelerate, with all options becoming fully exercisable. In addition, if Mr. Mayleben’s employment is terminated without Cause or for Good Reason within one year following a Change in Control, he will be entitled to a severance payment equal to his one and one-half times his annual base salary at termination. If Mr. Mayleben’s employment is terminated without Cause or if he terminates his employment for Good Reason (in each case, other than in conjunction with a Change of Control), he will be entitled to a severance payment equal to one year of his annual base salary at termination. In addition, in the event of Mr. Mayleben’s termination without Cause or for Good Reason, Aastrom will pay the costs of his first 12 months of continued medical coverage under COBRA. All severance payments under the Agreement, including any accelerated vesting of options and Aastrom’s payment of Mr. Mayleben’s COBRA premiums, is conditioned upon Mr. Mayleben executing a release of claims against Aastrom.

Mr. Mayleben agrees not to disclose confidential information of Aastrom; during the term of his agreement and for a period of one year thereafter, not to solicit employees, customers or vendors of Aastrom; and during the term of his agreement and for a period of one year thereafter, not to compete with Aastrom.

In the event of a Change in Control, if the payments to Mr. Mayleben constitute excess parachute payments, he will receive either (i) the entire benefit and pay the excise taxes on the excess amount or (ii) reduced payments, whichever will provide the greater amount of benefits to Mr. Mayleben on an after-tax basis. If he chooses the latter, Aastrom will not be entitled to a deduction for the excess amounts on which Mr. Mayleben is required to pay excise taxes.

Mr. Durbin’s Agreement

Mr. Durbin’s employment agreement provided that Mr. Durbin would receive an initial annual base salary of $275,000 and his base salary would be redetermined annually by our CEO in consultation with the Compensation Committee. Under his employment agreement, Mr. Durbin was also eligible to receive cash incentive compensation as determined by the CEO in consultation with the Compensation Committee from time to time. Mr. Durbin’s target annual incentive compensation was 35% of his then-current base salary.  Mr. Durbin is no longer an officer or employee of Aastrom, effective as of October 13, 2011, and his employment agreement was terminated in connection with his departure.

In accordance with the employment agreement and as approved by the Board of Directors, Mr. Durbin was granted an initial stock option to purchase 275,000 shares of our common stock at an exercise price of $1.44 (the “Initial Option”). All 275,000 shares were subject to time vesting with 25% of the shares vesting on the first anniversary of the date of the employment agreement and the remaining shares vesting monthly in equal tranches over the following 36 months. Subject to approval by the Board of Directors, Mr. Durbin was eligible to receive an additional option grant to purchase 80,000 shares of our common stock based on Mr. Durbin’s performance during the 12 month period following the date of the employment agreement as determined by the Board of Directors in its discretion and at an exercise price equal to the fair market value of our common stock on the effective date of grant (the “Subsequent Option”). The Initial Option and the Subsequent Option are subject to the terms and conditions of our Incentive Plan and form of stock option agreement.

Effective as of October 14, 2011, Mr. Durbin left his position with Aastrom.  In connection with Mr. Durbin’s signing a general release of claims, Aastrom paid Mr. Durbin an amount equal to two and one-half months of his then-current base salary in five substantially equal bi-monthly installments. Additionally, all stock options and other stock-based awards which would have vested had Mr. Durbin remained employed for an additional nine months following the date of termination became exercisable as of the date of termination. Mr. Durbin also was entitled to continued participation in our group health, dental and vision programs for two and one-half months following the date of termination.

In the event Mr. Durbin had remained employed by Aastrom and we had had a Change in Control (as such term is defined in Mr. Durbin’s employment agreement), pursuant to his employment agreement, in the event of his termination by Aastrom without Cause or by Mr. Durbin for Good Reason within 12 months following a Change in Control, and subject to Mr. Durbin’s signing a general release of claims, Aastrom would have been obligated to pay to Mr. Durbin a lump-sum cash payment in an amount equal to 12 months of his then-current base salary (or his base salary in effect immediately prior to the Change in Control, if higher). Additionally and notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Durbin would have immediately accelerated and become exercisable as of the termination date pursuant to the employment agreement. Mr. Durbin would have been entitled to continued participation in such event in our group health, dental and vision programs for 12 months following the date of termination.

In addition, during his employment and after termination of the employment agreement, Mr. Durbin agreed to keep our confidential information in confidence and trust and agreed not to use or disclose such confidential information without Aastrom’s written consent except as necessary in the ordinary course of performing his duties to Aastrom. During the term of his employment agreement and for a period of 12 months thereafter Mr. Durbin also agreed not to compete with Aastrom and not to solicit employees, customers or suppliers of Aastrom.

Dr. Bartel’s Agreement

In March 2011, Dr. Bartel entered into a new employment agreement that replaced and superseded her December 2009 employment agreement. Dr. Bartel’s new employment agreement provides that Dr. Bartel will receive an initial annual base salary of $243,389, which is the same annual base salary provided under her old agreement. Under her new employment agreement, Dr. Bartel’s annual base salary will be redetermined annually by our CEO in consultation with the Compensation Committee. Dr. Bartel’s new employment agreement also provides that Dr. Bartel will be eligible to receive cash incentive compensation, as determined by the CEO in consultation with the Compensation Committee from time to time, with a target annual incentive compensation of 30% of her then-current base salary.

Under the new employment agreement, in the event of Dr. Bartel’s termination by Aastrom without Cause or by Dr. Bartel for Good Reason (as such terms are defined in the new employment agreement), and subject to Dr. Bartel signing a general release of claims, Aastrom will pay Dr. Bartel an amount equal to nine months of her then-current base salary in nine substantially equal monthly installments. Additionally, Dr. Bartel’s new employment agreement provides that all stock options and other stock-based awards which would have vested had Dr. Bartel remained employed for an additional nine months following the date of termination will become exercisable as of the date of termination. Dr. Bartel would also be entitled to continued participation in our group health, dental and vision programs for nine months following the date of such termination.

Under Dr. Bartel’s employment agreement, in the event of her termination by Aastrom without Cause or by Dr. Bartel for Good Reason within 12 months following a Change in Control (as such term is defined in Dr. Bartel’s employment agreement), and subject to Dr. Bartel’s signing a general release of claims, Aastrom will pay to Dr. Bartel a lump-sum cash payment in an amount equal to 12 months of her then-current base salary (or her base salary in effect immediately prior to the Change in Control, if higher). Dr. Bartel’s employment agreement additionally provides that, notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Dr. Bartel shall immediately accelerate and become exercisable as of the termination date. Under the employment agreement, Dr. Bartel would also be entitled to continued participation in our group health, dental and vision programs for 12 months following the date of such termination.

If any payments to Dr. Bartel, calculated in a manner consistent with Section 280G of the Code, would be subject to the excise tax imposed by Section 4999 of the Code, she will receive either the entire benefit or reduced payments, which alternative will be determined by a nationally recognized accounting firm selected by Aastrom.

Under Dr. Bartel’s employment agreement, Dr. Bartel agrees to keep Aastrom’s confidential information in confidence and trust, during her employment and after the termination of her employment, and agrees not to use or disclose such confidential information without Aastrom’s written consent except as necessary in the ordinary course of performing her duties to Aastrom. Dr. Bartel also agrees that, during her employment agreement and for a period of 12 months thereafter, she would neither compete with Aastrom nor solicit any employees, customers or suppliers of Aastrom.

Dr. Watling’s Agreement

On March 22, 2011, Sharon Watling, PharmD and Aastrom entered into an Employment Agreement (the “Watling Employment Agreement”). The Watling Employment Agreement provides that Dr. Watling will receive an initial annual base salary of $190,000 and her base salary shall be redetermined annually by our CEO in consultation with the Compensation Committee. Under the Watling Employment Agreement, Dr. Watling will also be eligible to receive cash incentive compensation as determined by the CEO in consultation with the Committee from time to time. Dr. Watling’s target annual incentive compensation is 30% of her then-current base salary.

In the event of her termination by Aastrom without Cause or by Dr. Watling for Good Reason (as such terms are defined in the Watling Employment Agreement), and subject to Dr. Watling’s signing a general release of claims, Aastrom will pay Dr. Watling an amount equal to nine months of her then-current base salary in nine substantially equal monthly installments. Additionally, all stock options and other stock-based awards which would have vested had Dr. Watling remained employed for an additional nine months following the date of termination will become exercisable as of the date of termination. Dr. Watling would also be entitled to continued participation in our group health, dental and vision programs for nine months following the date of termination.

In the event of her termination by Aastrom without Cause or by Dr. Watling for Good Reason within twelve months following a Change in Control (as such term is defined in the Watling Employment Agreement), and subject to Dr. Watling’s signing a general release of claims, Aastrom will pay to Dr. Watling a lump-sum cash payment in an amount equal to twelve months of her then-current base salary (or her base salary in effect immediately prior to the Change in Control, if higher). Additionally and notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Dr. Watling shall immediately accelerate and become exercisable as of the termination date. Dr. Watling would also be entitled to continued participation in our group health, dental and vision programs for twelve months following the date of termination.

If any payments to Dr. Watling, calculated in a manner consistent with Section 280G of the Code, would be subject to the excise tax imposed by Section 4999 of the Code, she will receive either the entire benefit or reduced payments, which alternative will be determined by a nationally recognized accounting firm selected by Aastrom.

In addition, during her employment and after termination of the Watling Employment Agreement, Dr. Watling has agreed to keep our confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Aastrom’s written consent except as necessary in the ordinary course of performing her duties to Aastrom. During the term of the Watling Employment Agreement and for a period of twelve months thereafter Dr. Watling also agrees not to compete with Aastrom and not to solicit employees, customers or suppliers of Aastrom.

Acceleration of Vesting Under Stock Option Plans

Generally, in the event of a Change in Control of Aastrom (as defined in our Incentive Plan) if awards under the Incentive Plan are not assumed or substituted, awards shall vest on the day prior to the Change in Control and terminate on the day of the Change in Control. If assumed or substituted and the participant’s Board of Directors membership or services to Aastrom are terminated by Aastrom within 12 months of the Change in Control, the awards shall become fully vested and exercisable and may be exercised at any time prior to the earlier of the expiration date of the award or within three months of the date of termination. However, if the fair market value on the date of the Change in Control is less than the exercise price of the option or stock appreciation right, such option or stock appreciation right shall then terminate on the date of the Change in Control.

For awards issued under the 2004 Plan, in the event of a Change in Control of Aastrom (as defined in our 2004 Plan), if such awards are not assumed, cashed-out or substituted, then the awards shall vest as of ten days prior to the date of the Change in Control and terminate on the day of the Change in Control. In general, options granted to executive officers of Aastrom will become fully exercisable if such officer is terminated following a Change in Control and options granted to non-employee directors will become fully vested and immediately exercisable upon a Change in Control.

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination occurred on December 31, 2011:

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)(1)	Voluntary Termination ($)	Death ($)	Disability ($)
Tim M. Mayleben	Severance Pay	425,000	637,500	—	—	—
	Health Care Benefits	—	—	—	—	—
	Equity Award Acceleration	129,188	129,188	—	—	—
	Total	554,188	766,688	—	—	—
Brian D. Gibson	Severance Pay	—	—	—	—	—
	Health Care Benefits	—	—	—	—	—
	Equity Award Acceleration	—	17,497	—	—	—
	Total	—	17,497	—	—	—
Ronnda L. Bartel	Severance Pay	182,542	243,389	—	—	—
	Health Care Benefits	4,081	5,441	—	—	—
	Equity Award Acceleration	8,319	30,392	—	—	—
	Total	194,942	279,222	—	—	—
Sharon M. Watling	Severance Pay	183,750	245,000	—	—	—
	Health Care Benefits	—	—	—	—	—
	Equity Award Acceleration	7,211	26,348	—	—	—
	Total	190,961	271,348	—	—	—

(1)

This represents the cumulative value of the equity awards that would accelerate upon a change in control. The amount represents the difference between the price of Aastrom Biosciences, Inc. common stock at the last business day of the registrant’s last completed fiscal year and the exercise price multiplied by the number of options that would accelerate.

Compensation of Directors

The Director Compensation table reflects all compensation awarded to, earned by or paid to our non-employee directors for the fiscal year ended December 31, 2011.

2011 DIRECTOR COMPENSATION
FOR THE TWELVE MONTHS ENDED
DECEMBER 31, 2011

		Fees
		Earned		Option	Other
		or Paid	Stock	Awards	Compensation
Name	Year*	in Cash ($)	Awards ($)	($)(1)	($)	Total ($)

Ronald M. Cresswell	Dec. 2011	$35,000	—	$150,764	—	$185,764
Alan L. Rubino	Dec. 2011	$37,500	—	$150,388	—	$187,888
Nelson M. Sims	Dec. 2011	$45,000	—	$150,388	—	$195,388
Harold C. Urschel, Jr.	Dec. 2011	$35,000	—	$158,998	—	$193,998
Robert L. Zerbe	Dec. 2011	$37,500	—	$150,388	—	$187,888

*	December 2011 information is for the fiscal year ended December 31, 2011.

(1)	The discussion below provides details as to the aggregate number of option awards outstanding at fiscal year end.

Fees Earned or Paid in Cash.   The Chairman of the Board of Directors, if any, receives an annual fee of $50,000 paid in equal quarterly increments. Each non-employee director receives an annual fee of $25,000 paid in equal quarterly increments. The chairperson of each standing committee receives an additional annual fee of $7,500 and each non-chair committee member receives an additional annual fee of $5,000, payable quarterly. Following the Annual Meeting of Shareholders, Aastrom expects to continue to pay a supplemental fee of $7,500 to the Lead Director, paid in equal quarterly increments.

Stock and Option Awards.   We had in place a non-employee director compensation policy whereby a non-employee director who continued to serve beyond an Annual Meeting of Shareholders would receive a stock option to purchase 55,000 shares granted on the date of each Annual Meeting of Shareholders, with an exercise price equal to the fair market value of the common stock on the date of grant, vesting in equal quarterly increments over a period of one year. Newly elected directors joining the Board of Directors during the period between Annual Meetings of Shareholders would receive a grant for a pro rata amount of the 55,000 shares subject to option (reflecting the period of time until the next Annual Meeting of Shareholders). These equity grants would be made under the terms of the existing equity compensation plans, as previously approved by the shareholders. We offer new directors, upon joining the Board of Directors, an award of options to purchase 85,000 shares of Aastrom common stock that vest in three equal annual installments beginning on the first anniversary of the grant date. Amounts in the stock and option awards columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for fiscal year 2011 filed with the SEC on March 15, 2012.

Previously, stock options issued to directors terminated and could no longer be exercised after the first to occur of (a) the expiration date of the option, (b) at any time prior to the expiration of three months after the date on which the service to Aastrom was terminated or (c) a change in control to the extent provided in the stock option agreement. On October 5, 2009, the Board of Directors determined that stock options already issued to directors shall terminate and no longer be exercised after the first to occur of (a) the expiration date of the option, (b) at any time prior to the expiration of 24 months after the date on which the service to Aastrom is terminated or (c) a change in control to the extent provided in the stock option agreement. This revision was made by the Board of Directors upon the recommendation of the Compensation Committee after it had consulted with its independent compensation consultant who recommended the change. The independent compensation consultant advised that by lengthening the period the directors could exercise their options, it would neutralize market timing on their service decisions.

Option Holdings.   Non-employee directors held the following stock options as of December 31, 2011:

Director	Stock Options
Ronald M. Cresswell	185,250
Alan L. Rubino	204,250
Nelson M. Sims	199,937
Harold C. Urschel, Jr.	185,250
Robert L. Zerbe	201,300

Certain Relationships and Related Party Transactions

The Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Aastrom’s preference to avoid related party transactions.

Aastrom’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and NASDAQ rules. All related party transactions shall be disclosed in Aastrom’s applicable filings with the Securities and Exchange Commission as required under SEC rules.

There were no such reportable relationships or related party transactions during fiscal year 2010 or 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Aastrom’s executive officers, directors and persons who beneficially own more than 10% of Aastrom’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC regulations to furnish Aastrom with copies of all Section 16(a) forms filed by such persons.

Based solely on Aastrom’s review of such forms furnished to it and written representations from certain reporting persons, Aastrom believes its executive officers, directors and more than 10% shareholders have complied with all filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2011, Mr. Rubino, Dr. Zerbe and Mr. Urschel served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of ours or any of our subsidiaries. During the last year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee; (2) a director of another entity, one of whose executive officers served on the compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees Aastrom’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles and an opinion on our internal control over financial reporting. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. Ronald M. Cresswell, Nelson M. Sims and Alan L. Rubino were members of the Audit Committee during the fiscal year ended December 31, 2011.

The Committee has discussed and reviewed with the independent registered public accountants all matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) in Auditing Standards Section 380 (Communication with Audit Committees). The Committee has received written disclosures and a letter from PricewaterhouseCoopers LLP confirming their independence, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accountant’s independence. The Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of the PricewaterhouseCoopers LLP audit, the results of its audits, its evaluations of Aastrom’s internal controls and the overall quality of its financial reporting. The Committee reviewed the performance and fees of PricewaterhouseCoopers LLP prior to recommending their appointment. The Committee reviewed our financial statements and discussed them with management and with PricewaterhouseCoopers LLP.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that Aastrom’s audited financial statements be included in Aastrom’s Form 10-K for the fiscal year ended December 31, 2011.

AUDIT COMMITTEE

Nelson M. Sims, Chair
Alan L. Rubino
Ronald M. Cresswell

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Under Aastrom’s Bylaws, in order for business and director nominations to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of Aastrom. To be timely, such notice must be received at Aastrom’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Aastrom’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders, except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

If none of the events described in (i) through (iii) above occur, then the deadline for submitting shareholder proposals or nominations for directors for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8 of the SEC’s proxy rules for the next Annual Meeting of Shareholders will be January 3, 2013 and shareholder proposals submitted outside the processes of Rule 14a-8 received after January 3, 2013 will be considered untimely under Aastrom’s Bylaws. In order to be brought before the next Annual Meeting, any such proposal or nomination must include the relevant information as required under our Bylaws and must otherwise meet applicable requirements of the SEC’s proxy rules if such proposal or nomination is to be included in our proxy statement for the next Annual Meeting.

Shareholder proposals and director nominations should be delivered to: Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan, 48106, Attention: Secretary. Aastrom recommends that such proposals be sent by certified mail, return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is available at www.proxyvote.com.

The SEC allows us to “incorporate by reference” information into this Definitive Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this Definitive Proxy Statement, except for any information directly superseded by information contained in this Definitive Proxy Statement.

We incorporate by reference into this Definitive Proxy Statement the following financial statements and other information, which contain important information about us and our business and financial results:

•                                       the financial statements, quarterly data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and market risk disclosures contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and

•                                        our Current Report on Form 8-K, filed March 9, 2012.

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this Definitive Proxy Statement and before the Annual Meeting. The SEC allows us to incorporate by reference into the Proxy Statement such documents. You should consider any statement contained in this Definitive Proxy Statement (or in a document incorporated into this proxy statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

Shareholders may obtain a copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 by writing to Aastrom at the following address: Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan, 48106.

“Householding” is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. Shareholders who share a common address and who have not opted out of the householding process should receive a single copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for each account. If you received more than one copy of the Proxy Statement and our

Annual Report on Form 10-K for the fiscal year ended December 31, 2011, you may elect to household in the future; if you received a single copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, you may opt out of householding in the future by writing to Aastrom at the following address: Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan, 48106.

You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

TRANSACTION OF OTHER BUSINESS

At the date of the Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

BRIAN D. GIBSON
Corporate Secretary

April 16, 2012

APPENDIX I

SECOND AMENDMENT TO
AASTROM BIOSCIENCES, INC.
2009 OMNIBUS INCENTIVE PLAN

WHEREAS, Aastrom Biosciences, Inc. (the “Company”) desires to amend the Aastrom Biosciences, Inc. 2009 Omnibus Incentive Plan (as amended and in effect, the “Plan”) to increase the aggregate number of shares authorized for issuance under the Plan by 5,000,000 shares of common stock, no par value (the “Common Stock”), of the Company and to increase certain limits on grants to participants therein (the “Plan Amendment”); and

WHEREAS, on April 5, 2012, subject to shareholder approval, the Board of Directors of the Company approved the Plan Amendment.

NOW THEREFORE, in accordance with Section 12.1 of the Plan, the Plan is hereby amended as follows:

1. Section 3.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Subject to adjustment as provided in Section 12.2, effective as of May 3, 2012 the Shares authorized for grant under the Plan shall be increased from 7,150,000 Shares to 12,150,000 Shares, as increased if applicable under this Section, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after June 30, 2009 under the Prior Plans and 1.25 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after June 30, 2009 under the Prior Plans. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.25 Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.”

2. The last sentence of Section 5.7 of the Plan is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 12,150,000 Shares, subject to adjustment as provided in Section 12.2.”

3. The Section 10.5 of the Plan is hereby amended and restated in its entirety to read as follows:

“10.5. Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 2,500,000 Shares (such figure adjusted for the one-for-eight split of the Common Stock of the Company on February 18, 2010) and (ii) Restricted Stock, Performance Awards and/or Restricted Stock Unit Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares in any 12-month period with respect to more than 2,000,000 Shares (such figure adjusted for the one-for-eight split of the Common Stock of the Company on February 18, 2010); provided, however, that a Participant may be granted, in his or her initial year as an Employee (including a Participant who was previously a Director and then becomes an Employee, but not including a Participant who is an employee of the Company and transfers to an Affiliate or vice versa), an additional grant in such initial year not to exceed (i) Options or Stock Appreciation Rights with respect to more than 5,000,000 Shares (such figure adjusted for the one-for-eight split of the Common Stock of the Company on February 18, 2010) and (ii) Restricted Stock, Performance Awards and/or Restricted Stock Unit Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 4,000,000 Shares (such figure adjusted for the one-for-eight split of the Common Stock of the Company on February 18, 2010) (the foregoing limitations in this sentence are referred to collectively as the “Limitations”). In addition to the foregoing, the maximum dollar value that may be granted to any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, in the case of a Performance Award denominated in cash, to be counted toward the dollar amount in the preceding sentence).”

4. The Plan Amendment shall be effective upon approval of the shareholders of the Company at the May 3, 2012 Annual Meeting of Shareholders. If the Plan Amendment is not so approved at such meeting, then the amendment to the Plan set forth herein shall be void ab initio.

5. Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.

A-1

[FORM OF PROXY CARD]*

AASTROM BIOSCIENCES, INC.
ATTN: Brian D. Gibson
P.O. BOX 376
ANN ARBOR, MI 48105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All
		All	All	Except
The board of directors recommends a vote For the election of each nominee.

1.	Election of Directors
Nominees:

01.                                 Ronald M. Cresswell

02.                                 Tim M. Mayleben

03.                                 Alan L. Rubino

04.                                 Nelson M. Sims

05.                                 Harold C. Urschel, Jr.

06.                               Robert L. Zerbe

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

The board of directors recommends a vote FOR the following.		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Aastrom’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.	☐	☐	☐

3.	To amend Aastrom’s 2009 Omnibus Incentive Plan.	☐	☐	☐

4.

To approve the issuance of shares of Series B-2 Voting Preferred Stock, common stock issued upon conversion thereof and upon conversion of shares of Series B-1 Non-Voting Preferred Stock, and certain shares of capital stock issued thereafter, to Eastern Capital Limited, pursuant to the Marketplace Rules of the NASDAQ Stock Market.

		☐	☐	☐

5.	To hold an advisory vote approving the compensation of our named executive officers.	☐	☐	☐

The board of directors recommends a vote EVERY THREE YEARS for the following.		Every Year	Every Two Years	Every Three Years	Abstain

6.	To hold an advisory vote approving the frequency of holding future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof. Even if you are planning to attend the meeting in person, you are urged to sign and mail this Proxy in the return envelope so that your stock may be represented at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN THE BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.

AASTROM BIOSCIENCES, INC.

Proxy for Annual Meeting of Shareholders

Solicited by the Board of Directors

The undersigned hereby appoints Tim M. Mayleben and Brian D. Gibson, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Aastrom Biosciences, Inc. (the “Company”) which undersigned is entitled to vote at the Annual Meeting of Shareholders of Aastrom to be held at Aastrom’s headquarters located at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105, on Thursday, May 3, 2012 at 8:00 a.m., local time, and at any adjournment thereof (i) as hereinafter specified upon the proposals listed below and as more particularly described in Aastrom’s Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2, 3, 4 and 5 and EVERY THREE YEARS for proposal 6. If you abstain from voting on proposals 1, 2, 3, 4, 5 or 6 it will have no effect on the voting of the proposal.

Continued and to be signed on reverse side